As filed with the Securities and Exchange Commission on October 30, 2001.

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                          FORM SB-2A-1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
          (Name of small business issuer in its charter)

      Colorado                         7372                   87-0575577
      --------                         ----                 ---------------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
       (Address and telephone number of principal executive offices)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                          Christopher J. Spencer
                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share (1)   Price (1)      Fee
==============================================================================

Common Stock (1)        4,279,238     $1.65       $ 7,060,742    $1,917.81
Common Stock (1)(2)(3)    100,000     $0.82       $    82,000    $   20.50
Common Stock (1)(2)(4)     40,000     $0.25       $    10,000    $    2.50
Common Stock (1)(2)(5)    500,000     $0.50       $   250,000    $   62.50
Common Stock (1)(2)(6)    675,000     $1.00       $   675,000    $  168.75
Common Stock (1)(2)(7)     65,000     $1.25       $    81,250    $   20.31
Common Stock (1)(2)(8)    408,076     $1.50       $   612,114    $  153.03
Common Stock (1)(2)(9)    600,000     $2.00       $ 1,200,000    $  300.00

TOTALS                  6,667,314                 $ 9,971,106    $2,645.40

==============================================================================

(1) These shares are registered on behalf of the selling stockholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act on the basis of the average of the bid and asked prices of our common stock as quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. or the NASD on the business day immediately prior to the filing of this registration statement.

(2) In accordance with Rule 416 promulgated under the Securities Act, a presently undeterminable number of shares of common stock are also being registered hereunder which may be issued in the event that the anti-dilution provisions of our warrants becomes operative.

(3) Represents the maximum number of shares issuable to Leonard W. Burningham, Esq. for legal services rendered and to be rendered during fiscal 2001 at 50% of the last five day average bid prices of our common stock at the end of each monthly billing cycle.

(4) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $0.25 per share as outlined in our warrant table in the description of our securities.

(5) Represents the maximum number of shares issuable upon the conversion of $250,000 in Series 2001-A Eight Percent (8%) Convertible Notes as outlined in our description of securities.

(6) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.00 per share as outlined in our warrant table.

(7) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.25 per share as outlined in our warrant table.

(8) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.50 per share as outlined in our warrant table.

(9) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $2.00 per share as outlined in our warrant table.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            CROSS REFERENCE SHEET

Form SB-2 Item No. and Caption                       Prospectus Caption
------------------------------                       ------------------

Item 1. Front of Registration Statement and          Outside Front Cover
        Outside Front Cover Page of Prospectus

Item 2. Inside Front and Outside Back Cover Pages    Inside Front and Outside
        of Prospectus                                Back Cover Pages

Item 3. Summary Information and Risk Factors         Prospectus Summary; Risk
                                                     Factors

Item 4. Use of Proceeds                              Use of Proceeds

Item 5. Determination of Offering Price              Outside Front Cover

Item 6. Dilution                                     Dilution

Item 7. Selling Security Holders                     Selling Stockholders

Item 8. Plan of Distribution                         Outside Front Cover Page;
                                                     Plan of Distribution

Item 9. Legal Proceedings                            Legal Proceedings

Item 10.Directors, Executive Officers, Promoters     Directors, Executive
        and Control Persons                          Officers, Promoters
                                                     and Control Persons

Item 11.Security Ownership of Certain Beneficial     Security Ownership of
        Owners and Management                        Certain Beneficial
                                                     Owners and Management

Item 12.Description of Securities                    Outside Front Cover Page;
                                                     Description of Securities

Item 13.Interest of Named Experts and Counsel        Interest of Named Experts
                                                     and Counsel

Item 14.Disclosure of Commission Position on         Disclosure of Commission
        Indemnification for Securities Act           on Indemnification for
        Liabilities                                  Securities Act
                                                     Liabilities

Item 15.Organization Within the Last Five Years      Description of Business

Item 16.Description of Business                      Prospectus Summary;
                                                     Description of Business

Item 17.Management's Discussion and Analysis         Management's Discussion
        or Plan of Operation                         and Analysis or Plan of
                                                     Operation

Item 18.Description of Property                      Prospectus Summary;
                                                     Description of Business;

Item 19.Certain Relationships and                    Certain Relationships and
        Transactions                                 Related Transactions

Item 20.Market for Common Equity and Related         Market for Common Equity
        Stockholder Matters                          and Related Stockholder
                                                     Matters

Item 21.Executive Compensation                       Executive Compensation

Item 22.Financial Statements                         Financial Statements

Item 23.Changes in and Disagreements with            Not Applicable
        Accountants on Accounting
        and Financial Disclosure

                                 PROSPECTUS

                        WIZZARD SOFTWARE CORPORATION
       6,667,314 Shares of Common Stock Offered by Selling Stockholders

     This prospectus covers an aggregate of 6,667,314 shares of our common stock that the selling stockholders may sell. We have filed it with the Securities and Exchange Commission as part of a registration statement that you may examine in the Securities and Exchange Commission's EDGAR Archives.

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "WIZD." On October 25, 2001, the day prior to the filing of this registration statement, the average trading price of our common stock as quoted on the OTC Bulletin Board was $1.65.

     These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is __________, 2001.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . .14

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Determination of Offering Price and Dilution. . . . . . . . . . . . . .15

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . 15

Lock-Up/Leak-Out and Other Resale Limitations . . . . . . . . . . . . .19

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 22

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .24

Directors, Executive Officers, Promoters and Control Persons . . . . . 24

Security Ownership of Certain Beneficial Owners and Management . . . . 28

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .30

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .36

Disclosure of Commission Position on Indemnification for Securities . .36 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  37

Management's Discussion and Analysis or Plan of Operation . . . . . . .46

Certain Relationships and Related Transactions . . . . . . . . . . . . 48

Market for Common Equity and Related Stockholder Matters . . . . . . . 48

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 50

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 51

Changes in and Disagreements with Accountants on Accounting and . . . .105
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . .105

Dealer Prospectus Delivery Obligations . . . . . . . . . . . . . . . . 105

                            PROSPECTUS SUMMARY

                         WIZZARD SOFTWARE CORPORATION
                         ----------------------------

                                 The Company
                                 -----------

     You should carefully read our entire prospectus and consolidated financial statements and related notes. Unless the context requires otherwise, "we," "us," "our" and similar terms, as well as references to "Wizzard," refer to Wizzard Software Corporation, a Colorado corporation, and our 96%-owned subsidiary, Wizzard Software Corporation, a Delaware corporation, or "Wizzard Delaware." We became a successor to the business operations of Wizzard Delaware following the completion of a reorganization on February 7, 2001.

     Our business includes computer products that focus on speech recognition technology to make computers listen and respond to users through verbal communications.

     Our principal executive offices consist of approximately 3,500 square feet of office space located at 424 Gold Way, Pittsburgh, Pennsylvania. Our telephone number is (412) 621-0902. We also maintain a research and development facility consisting of approximately 1,000 square feet at 4346 Ludwick Street, in Pittsburgh, Pennsylvania.

                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 6,667,314 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholders when they sell shares of our common stock; however, we may receive up to $2,578,364 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered and legal services for up to 100,000 shares valued at 50% of the last five day average bid prices of our common stock at the end of each monthly billing cycle. As of the date of this prospectus, none of these warrants had been exercised, and none of these shares had been issued.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Interwest Transfer Company, 1981 East Murray-
                                Holladay Road, Salt Lake City, Utah 84117,
                                Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

     We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

                             RISK FACTORS
                             ------------

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

     We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.
-----------------------------------

     We had a net loss for the six months ended June 30, 2001, of $(401,509), a decrease of $318,547 or 44% as compared with $(720,056) for the six month ended June 30, 2000. Losses for the year ended December 31, 2000, were $(1,382,243) on revenues of $189,625, compared to losses of $(626,253) on revenues of $241,601 for the year ended December 31, 1999. We have not generated significant revenues from operations because we have only recently commercially released our speech recognition programming tools and our Interactive Voice Assistant product, or IVA. We have not achieved profitability in the course of our pre-commercial development activities for our speech recognition programming tools or IVA applications and other speech recognition products, and we expect to continue to incur net losses for at least the balance of fiscal 2001. Because we need to establish our brand and service, we expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will ever be able to operate profitably.

     Also, the value of our common stock underlying our warrants issued for services, and any difference between the determined value of our shares of common stock and the exercise price of our warrants on the dates of our grants of warrants for services will be an expense against our income, further affecting our outlook for profitability.

     We cannot accurately forecast our future revenues and operating results, which may fluctuate.
--------------------

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

          *     the timing of sales of our products and services;

          * the timing of product implementation, particularly large design projects;

          *     unexpected delays in introducing new products and services;

          * increased expenses, whether related to sales and marketing, product development, or administration;

          * deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

          *     the mix of product license and services revenue; and

          * costs related to possible acquisitions of technology or businesses.

     Because the voice-recognition business is in its infancy, our prospects are even more uncertain.
------------------------

      We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These potential difficulties include the following:

          * substantial delays and expenses related to testing and developing of our new products;

          * marketing and distribution problems with new and existing products and technologies;

          *     competition from larger and more established companies;

          *     delays in reaching our marketing goals;

          * difficulty in recruiting qualified employees for management and other positions;

          *     our lack of sufficient customers, revenues and cash flow; and

          *     our limited financial resources.

     We may continue to face these and other difficulties in the future. Some of these problems may be beyond our control. If we are unable to successfully address them, our business will suffer.

     We have not yet shown that our speech recognition technologies are commercially viable.
--------------------

     Wizzard, in assessing our future potential, places great importance on the successful development of our speech recognition programming tools and our IVA product and other speech recognition application technologies. These technologies are still in their early stages. They have only recently become marketable and have been made generally available only in their intended market. We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully. Competitors with far greater financial resources than we have may create and market competing products. If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

     If we do not achieve the brand recognition necessary to succeed in the speech recognition technology markets, our business will suffer.
----------------------------------------------------------------

     We must quickly build our Wizzard brand to gain market acceptance for speech recognition programming tools and our IVA and other speech recognition products and services. We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness. We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services. If we do not gain market acceptance for our speech recognition programming tools, our IVA and related speech recognition products, our business will suffer dramatically.

     If we do not expand our product and service offerings, our business may not grow.
---------

     We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services. If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way.
We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services. Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. Any expansion of our operations may require additional expenses. These efforts may strain our management, financial and operational resources.

     If we cannot effectively manage our growth, our ability to provide products and services will suffer.
----------------------------------

     We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing, and implement new, systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources.
Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we can not manage growth effectively or if we experience disruptions during our expansion, our business will suffer and our financial condition and results of operations will be seriously affected.

     We may be unable to obtain component products from our vendors.
     ---------------------------------------------------------------

     We purchase major components of our products from outside suppliers. At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

     If we can not compete successfully, our revenues and operating results will suffer.
------------

     The market for computer software, and specifically speech recognition technology products and services is highly competitive. Current competitors include One Voice Technologies, MindMaker and IBM. In addition, competitors may be developing speech recognition products and services that we may not be aware of. Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources. They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

     We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

     We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could seriously harm our business.

     Our business would be seriously impaired if our rights in our technology were compromised in any way.
----------------------------

     Wizzard licenses the speech recognition engines upon which its products operate from Dragon, Lernout & Hauspie, Philips, IBM and Microsoft. We rely on non-disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology. If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights. Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products. However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our IVA and other speech recognition application technologies, we have not obtained opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation. Our patent applications remain pending at this point. Our business plan and strategy are to commercialize various speech recognition application technologies. Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

     We depend on five primary suppliers for software integrated into our system, and the loss of any could adversely affect our business.
----------------------------------------------------------------

     Dragon, Lernout & Hauspie, Philips, IBM and Microsoft supply the primary speech recognition engines that are used with our products. We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time. If we can not retain these or comparable licenses, we may be unable to produce our products.

     We may unintentionally infringe on the proprietary rights of others.
     --------------------------------------------------------------------

     Many software companies bring lawsuits alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition area. Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

     If we do not respond effectively to technological change, our products and services could become obsolete and our business will suffer.
----------------------------------------------------------------

     The development of our products and services and other technology entails significant technical and business risks. To remain competitive, we must continue to improve our products' responsiveness, functionality and features. High technology industries are characterized by:

          *     rapid technological change;

          *     changes in user and customer requirements and preferences;

          * frequent new product and services introductions embodying new technologies; and

          *     the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete. Our success will depend, in part, on our ability to:

          * license or acquire leading technologies useful in our business;

          * develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

          * respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

     Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

     We may fail to develop new products, or we may incur unexpected expenses or delays.
----------

      Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive. Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

     Our technologies and products could contain defects.
     ----------------------------------------------------

      Voice-recognition products are not currently accurate in every instance, and may never be. We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

     Our growth and operating results could be impaired if we are unable to meet our future capital requirements.
-------------------------------------

     We currently require additional capital of from $2,000,000 to $5,000,000 to allow us to fund our operations for at least the next 18 months to two years. We will also require substantial additional working capital to fund our business in the long term. Accordingly, we need to raise capital promptly to meet our short-term needs. If we succeed in raising this capital, we will also seek additional funding, in the form of equity, debt or a combination of both, in approximately 12 months to meet our long-term requirements. We cannot be certain that funds will be available on satisfactory terms when needed, or if at all. Our future capital needs depend on many factors, including:

          *     the timing of our development efforts;

          *     market acceptance of our products;

          * the level of promotion and advertising required to launch our services; and

          *     changes in technology.

     The various elements of our business and growth strategies, including our plans to support fully the commercial release of our speech recognition programming tools, our IVA product and related speech application services, our introduction of new products and services and our investments in infrastructure, will require money. If we are unable to raise the necessary money now or in the future, we may have to significantly curtail our operations or obtain funding through the relinquishment of significant technology or markets. Also, raising additional equity capital may substantially dilute the value of present stockholders' holdings in our company.

     We depend on our key personnel and need additional personnel to grow our business.
---------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our President, and Armen Geronian, our Chief Technology Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

     System and online security failures could harm our business and operating results.
------------------

     The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

     The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications. Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

     We face risks related to the Internet industry.
     -----------------------------------------------

     Our products will enhance the use of the Internet, and we will focus our initial marketing efforts of our products through the Internet. The success of our business will depend on the continued growth of the Internet and the acceptance by consumers of the Internet as a medium for advertising, commerce and communications.

     Our success depends in part on widespread acceptance and use of the Internet as a medium for advertising, commerce and communications. This process is at an early stage, and long-term market acceptance, though generally anticipated, is uncertain. We cannot predict the extent to which users will be willing to shift their habits from traditional media to online media. To be successful, our users must accept and use electronic commerce to satisfy their product needs. Our future revenues and profits, if any, substantially depend upon the acceptance and use of the Internet and other online services as an effective medium of commerce by our target users.

     The Internet may not become a viable long-term commercial marketplace due to potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. The commercial acceptance and use of the Internet may not continue to develop at historical rates. Our business, financial condition and results of operations could be harmed if:

          * use of the Internet and other online services does not continue to increase or increases more slowly than expected;

          * the infrastructure for the Internet and other online services does not effectively support future expansion of electronic commerce;

          * concerns over security and privacy inhibit the growth of the Internet; or

          * the Internet and other online services do not become a viable commercial marketplace.

     Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.
---------------------------------------------------------

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

          *     user privacy;

          *     pricing;

          *     content;

          *     copyrights;

          *     distribution; and

          *     characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could also harm our business.

     We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws. Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

     The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet-based transactions. However, this legislation, known as the Internet Tax Freedom Act, imposes only a three-year moratorium, which commenced October 1, 1998 and ended on October 21, 2001, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998. Current published reports indicate that the tax moratorium could fail to be renewed. Failure to renew this legislation will allow various states to impose taxes on Internet-based commerce. The imposition of these taxes could seriously adversely affect Internet commerce and hinder our ability to become profitable.

     Our industry is experiencing consolidation that may intensify competition.
------------

     The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue. Acquisitions could harm us in a number of ways. For example:

          * a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

          * other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

   There Are Substantial Risks Related to Our Common Stock and Management's
                 Percentage of Ownership of Our Common Stock
                 --------------------------------------------

     Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
-----------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, factors such as the following may significantly affect our stock price:

          * actual or anticipated variations in quarterly operating results;

          * announcements of technological innovations, new products or services by us or our competitors;

          * changes in financial estimates or recommendations by securities analysts;

          * the addition or loss of strategic relationships or relationships with our key customers;

          * conditions or trends in the Internet and online commerce markets including the provision of related speech-activated services;

          * changes in the market valuations of other Internet, online service or software companies;

          * announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          *     legal, regulatory or political developments;

          *     additions or departures of key personnel;

          *     sales of our common stock by insiders or stockholders;

          *     general market conditions; and

          *     Catastrophic events.

      The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

     The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     Approximately 597,967 shares of our common stock are presently publicly traded. This number will be increased by the 4,279,238 presently outstanding shares that may be offered by this prospectus, along with the 1,788,076 shares underlying the warrants, the 500,000 shares that may be issued on conversion of the Series 2001-A Eight Percent (8%) Convertible Notes and the 100,000 shares that may be issued for legal services that also may be offered by this prospectus. We have agreed to acquire by registration or an available exemption from the registration requirements of the Securities Act all of the remaining outstanding shares of Wizzard Delaware, our 96%-owned subsidiary. This would increase our outstanding shares by an additional 588,082 shares.

In addition, 11,978,831 shares of our common stock will have satisfied the one year holding period for limited resales under Rule 144 on or after February 7, 2002. This substantial increase in the number of shares that may be available for public trading from 597,967 shares to 7,265,281 shares on the effective date of our registration statement and the availability of these other shares for future public sale under Rule 144 or in exchange for our 96%-owned subsidiary's shares may dramatically reduce the price of our common stock on the basis of supply and demand alone.

     Our directors', executive officers' and affiliated persons' beneficial ownership of approximately 34.8% of our common stock creates certain conflicts.
----------

     As of the business day immediately prior to the filing of our registration statement, our executive officers, directors and affiliated persons beneficially own approximately 34.8% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

          *     elect or defeat the election of our directors;

          * amend or prevent amendment of our articles of incorporation or bylaws;

          * effect or prevent a merger, sale of assets or other corporate transaction; and

          * control the outcome of any other matter submitted to the stockholders for vote.

     By their ownership and positions, our directors, executive officers and affiliated persons collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. In addition, sales of significant amounts of shares held by these persons, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over the price they paid for our stock.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

     This prospectus contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that could cause actual results, financial or operating performance to differ from the future results, financial or operating performance or achievements expressed or implied by these forward-looking statements. You should carefully read the this prospectus and the risks factors outlined above, along with the more detailed information, financial statements and the notes to the financial statements appearing elsewhere in this prospectus before you decide whether to purchase the common stock described in or offered by this prospectus.

                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock. However, we will receive, if all of the warrants are exercised, $2,578,364; and legal services for up to 100,000 shares valued at 50% of the last five day average bid prices of our common stock at the end of each monthly billing cycle. As of the date of this prospectus, none of these warrants had been exercised, and none of these shares had been issued.

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the selling stockholders when they sell their shares of common stock, although we will receive funds from any exercise of the warrants. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on June 30, 2001, was $457,800 or $0.027 per share, based upon 16,855,791 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $50,000. The offer and sale by the selling stockholders of outstanding common stock, or of those shares underlying the warrants, will not affect the net tangible book value of our common stock, excluding computations taking into account the issuance of the shares underlying the warrants and any payment for the exercise of the warrants.

     We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDERS
                        ------------------------

     The following table shows the following information about the selling stockholders:

          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of our registration statement;

          *     the number of shares covered by this prospectus; and

          *     the number of shares to be retained after this offering, if any.
                                               Common Stock (1)
                                               ----------------

                    Number of Shares    Number of Shares    Number of Shares
Name of Selling     Owned Prior to      Registered in       Beneficially Owned
Stockholder         the Offering        the Offering        after the Offering
-----------         ------------        ------------        ------------------
Christopher         2,888,167           320,000             2,568,167
J. Spencer (3)

Armen Geronian      2,889,194           320,000             2,569,194
(3)

Gordon Berry (3)      513,634            50,000               463,634

Voice Recognition   3,431,078           320,000             3,111,078
Investment, L. P.
(2)&(3)

Jack and Magee      2,912,307           320,000             2,592,307
Spencer (3)

Patty Plagman (3)     513,634            50,000               463,634

Gary Edling (3)       256,817            25,000               231,817

Robert O. Naegele      15,000            15,000                 -0-
III Revocable Trust

Maricopa Equity       570,000           570,000                 -0-
Management Corp.
(2),(4)&(8)

J. Collin Allen (4)    10,000            10,000                 -0-

Corporate Capital     409,823           300,000               109,823
Management, LLC
(2),(4)&(5)

Great North           196,678           196,678                 -0-
Distributors, Inc.
(2),(4)&(5)

John M. Hill (4)       30,000            30,000                 -0-

Elizabeth Green (4)    15,000            15,000                 -0-

Barbara H. Jenson (4)  20,000            20,000                 -0-

Gary Morgan   4)       30,000            30,000                 -0-

Syndenham Holding      15,000            15,000                 -0-
Ltd. (2)&(4)

Kory Mosher  (4)       20,000            20,000                 -0-

Lee H. Howard (4)       5,000             5,000                 -0-

Don Lucia (4)           9,000             9,000                 -0-

Timothy A. Samec (4)   12,000            12,000                 -0-

Graf L. and Jill       15,000            15,000                 -0-
A, LeSavage (4)

Thomas Toussaint (4)   25,000            25,000                 -0-

Edward P. Wicker (4)   25,000            25,000                 -0-

The Edling Group        5,000             5,000                 -0-
(2)&(4)

James and Beatrice      6,500             6,500                 -0-
Buckley (4)

Owen Foster Gilece (4) 10,000            10,000                 -0-

Power Fuel &           10,000            10,000                 -0-
Transport, LLC
(2)&(4)

James W. Dick          10,000            10,000                 -0-
and Merrell
B. Dick (4)

Wayne A. Spencer (4)   14,000            14,000                 -0-

Savage Holdings,      560,000           560,000                 -0-
Inc. (2)&(7)

DMG, Inc. (2)&(7)     258,449           258,449                 -0-

Mark L. Mawrence (7)  149,627           149,627                 -0-

Duane S. Jenson       262,060           262,060                 -0-
(5)&(7)

Jenson Services,      970,000           970,000                 -0-
Inc. (2),(5)&(7)

Leonard W.            189,100           160,000                29,100
Burningham, Esq.
(5),(7)&(9)

Noble House of        390,000          290,000                100,000
Boston, Inc. (2)&(7)

Sean McBride           20,000           20,000                  -0-

Paul Cooper            15,000           15,000                  -0-

Ori Pessach             5,000            5,000                  -0-

Andy Apter             11,000           11,000                  -0-

Chris Mattera          11,000           11,000                  -0-

Ross Dumont             5,000            5,000                  -0-

Jack Land               5,000            5,000                  -0-

Steve Pastor           10,000           10,000                  -0-

Johan de Muinck        10,000           10,000                  -0-
Keizer

Seymour Costilo         5,000            5,000                  -0-

Alan Costilo (3)      403,000          403,000                  -0-

Corporate Image Bureau 35,000            7,000                 28,000
(2)

JKD Cayman Island      20,000           20,000                  -0-
Trust (2)&(6)

Brian Cubarney          2,000            2,000                  -0-

Glenn Michael         600,000          600,000                  -0-
Financial (2),(6),(7)
&(10)

Marc Lord (6)&(7)      20,000           20,000                  -0-

Barry Alexander        75,000           75,000                  -0-
(6)&(7)

David Goldstein (7)    20,000           20,000                  -0-

     (1) We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

     (2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any, and specifically, in these corporate selling stockholders.

     (3) Resales are subject to certain limitations set by the Board of Directors and outlined herein for shares of directors, executive officers or affiliated persons.

     (4) Resales are subject to certain limitations set by the Board of Directors and outlined herein for shares purchased on the Wizzard Delaware reorganization private offering.

     (5) Resales are subject to certain limitations agreed upon by the holders and outlined herein for shares of certain persons who were our principal stockholders at the time closing of the Wizzard Delaware reorganization.

     (6) Resales are subject to certain limitations set by the Board of Directors and agreed upon by these selling stockholders as outlined herein.

     (7) Includes the following shares underlying warrants that are described in the warrant table in our description of our securities, and assumes that all warrants are exercised and all common stock owned or received on the exercise of the warrants are sold: Savage Holdings, 65,000; DMG, 258,449; Mark
L. Mawrence, 149,627; Jenson Services, 540,000; Leonard W. Burningham, Esq., 60,000; Noble House of Boston, 100,000; Marc Lord, 20,000; Barry Alexander, 75,000; Glenn Michael Financial, 500,000; and David Goldstein, 20,000.

     (8) Includes the maximum number of shares issuable upon the conversion of $250,000 in Series 2001-A Eight Percent (8%) Convertible Notes.

     (9) Includes the maximum number of shares issuable to Leonard W. Burningham, Esq. (100,000) for legal services rendered and to be rendered during fiscal 2001 at 50% of the last five day average bid prices of our common stock at the end of each monthly billing cycle.

    (10) Glenn Michael Financial is a registered broker/dealer.

          LOCK-UP/LEAK-OUT CONDITIONS AND OTHER RESALE LIMITATIONS
          --------------------------------------------------------

     Certain shares of the selling stockholders are subject to lock-up/leak-out conditions or other resale limitations. The following is a summary of these resale limitations:

Members of Management and other Principal Stockholders.
-------------------------------------------------------

     As a condition to including the shares of members of management and certain of our principal stockholders in our registration statement, the Board of Directors resolved that resales by these persons in accordance with our registration statement and this prospectus must be made under the limitations of Rule 144(e), which limits the sales by each person to no more than one percent of our outstanding securities; and that no resales by any of these persons can be made for the 15-day period before or after we are required to file any report with the Securities and Exchange Commission; or during any period of time that we are conducting any material negotiations or there is any material non-public information about us that may, if disclosed, have a material effect on the public trading price of our common stock.

     The following stockholders are subject to these resale conditions:

          *     Christopher J. Spencer, our President and a director;

          *     Armen Geronian, our Assistant Secretary and a director;

          *     Gordon Berry, a director;

          *     Dr. Alan Costilo, a director;

          *     Jack and Magee Spencer, the parents of Christopher J. Spencer;
                and

          *     Voice Recognition Investment, L.P.

     Each of these stockholders holds shares for their own account, and each has represented that none intends to sell their shares in concert with any of these other stockholders. Based upon the foregoing, these stockholders could sell an aggregate of 1,011,342 shares in any quarter following the effective date of our registration statement, based upon 1% of the number of shares outstanding on June 30, 2001, which was 16,855,791 shares.

Private Offering Stockholders.
------------------------------

     The subscription documents to the private offering that we conducted as a condition to the closing of the Wizzard Delaware reorganization provided that no investors acquiring shares of our common stock shall, for a period of 18 months from the closing of the reorganization (February 7, 2001), sell more than 10% of such holder's common stock holdings during any three month period; provided, however, that if less than 10% of a holder's common stock had been sold during any covered three month period, then the difference between the holder's 10% and the amount actually sold could be added to and sold during any successive three month period, provided that all computations for resales, except the period of 18 months, were to commence on the effective date of the registration statement that we were required to file.

     As a result of the foregoing, these stockholders could sell a total of 67,150 shares in any quarter following the effective date of our registration statement. These lock-up/leak-out conditions expire 18 months after the closing of the Wizzard Delaware reorganization on February 7, 2001, which is August 6, 2002.

Pre-Wizzard Delaware Reorganization principal stockholders and others.
----------------------------------------------------------------------

     As a condition to including in our registration statement certain shares of Corporate Capital Management, LLC, Duane S. Jenson and his consulting firm, Jenson Services, Inc., and Leonard W. Burningham, Esq., all pre-Wizzard Delaware reorganization stockholders of our company, were required to execute and deliver a Lock-Up/Leak-Out Agreement. Great North Distributors, Inc., which subsequently acquired "restricted securities" in a private transaction from Corporate Capital Management, was also required to execute the Lock-Up/Leak-Out Agreement as a condition to the acquisition of its shares.

     This Agreement provides for the following lock-up/leak-out conditions:

          * no shareholder other than Corporate Capital Management, Great North Distributors, Mr. Jenson, Jenson Services or Mr. Burningham may sell any shares covered by the lock-up unless the parties agree otherwise in writing. For the purposes of these restrictions, Corporate Capital Management, Great Northern Distributors, Mr. Jenson, Jenson Services and Mr. Burningham are collectively considered to be one stockholder;

          * each stockholder is allowed to sell shares in blocks of 5,000 shares or less per transaction;

          * the shares may be sold only at the offer or ask price stated by the relevant market maker, and each stockholder has agreed that they will not sell shares at the bid price;

          * daily, after a stockholder sells 5,000 shares, the stockholder may not sell any other shares unless the offer or asked price of the common stock has increased by .25 basis points above the stockholder's last sales price;

          * notwithstanding the foregoing, if, after a stockholder sells 5,000 shares, a market/maker in the common stock, other than the market/maker involved in the first transaction, continues to show an offer or ask price at the same price as the first 5,000 share transaction, the stockholder may, on one occasion only, sell an additional 5,000 shares at that price;

          * the shares may not be sold at a price below $2.00 per share, as recently reduced by us from $5.00 per share;

          * each stockholder shall be allowed to sell up to 15% of their shares that can be sold during each three month period; provided, however, that if any stockholder does not sell his full 15% during any three-month period, the stockholder may sell the difference between 15% of the shares held and the shares actually sold during the three-month period in the next successive three-month period; and

          * the stockholders have agreed that they will not engage in any short selling of these shares or other shares of our common stock that are included in our registration statement.

     We can waive any or all of these conditions under the Lock-Up/Leak-Out Agreement if we determine in our sole discretion that the waiver will promote a fair and orderly market in our common stock.

     Marc Lord, JKD Cayman Island Trust, Barry Alexander and Glenn Michael Financial have also executed a Lock-Up/Leak-Out Agreement that is effective for a period of 12 months from the effective date of our registration statement and provides:

          * each stockholder is allowed to sell shares in blocks of 5,000 shares or less per transaction;

          * the shares may be sold only at the offer or ask price stated by the relevant market maker, and each stockholder has agreed that they will not sell shares at the bid price;

          * daily, after a stockholder sells 5,000 shares, the stockholder may not sell any other shares unless the offer or asked price of the common stock has increased by .25 basis points above the stockholder's last sales price;

          * notwithstanding the foregoing, if, after a stockholder sells 5,000 shares, a market/maker in the common stock, other than the market/maker involved in the first transaction, continues to show an offer or ask price at the same price as the first 5,000 share transaction, the stockholder may, on one occasion only, sell an additional 5,000 shares at that price;

          *     the shares may not be sold at a price below $1.00 per share;
                and

          * the stockholders have agreed that they will not engage in any short selling of these shares or other shares of our common stock that are included in our registration statement.

     All 100,000 shares that have been issued to Glenn Michael Financial are subject to these lock-up conditions; however, none of the shares underlying the warrants that have been issued to Glenn Michael Financial are subject to these lock-up conditions.

     We can waive any or all of these conditions under the Lock-Up/Leak-Out Agreement if we determine in our sole discretion that the waiver will promote a fair and orderly market in our common stock.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any commissions, taxes, attorney's fees and other charges that each may incur in the offer or sale of these securities.

     The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.
They may sell some or all of their common stock through:

          * ordinary broker's transactions, which may include long or short sales (no short sales can be made by selling stockholders that are subject to the lock-up conditions or the holder of the Series 2001-A Eight Percent (8%) Convertible Notes);

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

          *     market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales (except those selling stockholders who are subject to the lock-up conditions or the holders of the Series 2001-A Eight Percent (8%) Convertible Notes sales) of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In their selling activities, the selling stockholders will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the selling stockholders.

     The selling stockholders and any broker/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of

Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or selling stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

     If the selling stockholders sell our shares to or through brokers, dealers or agents, they may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, the selling stockholders may:

          * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell their common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

     We have advised the selling stockholders that during the time they are engaged in the distribution of our common stock that they own, they must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. They must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on their behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that any selling stockholder may be an affiliated purchaser as defined in Regulation M, he, she or it has been further advised of the requirements of Rule 10b-1, and that he, she or it must coordinate his, her or its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that any selling stockholder will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

     We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be our affiliate or who is the owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------

                                              Date of         Date of
                             Positions        Election or     Termination
  Name                        Held            Designation     or Designation
  ----                        ----            -----------     --------------


Christopher J.        Director and President  2/07/01              *
Spencer


                                24

Armen Geronian        Director and Assistant  2/07/01              *
                      Secretary

Gordon Berry          Director                2/07/01              *

Alan Costilo          Director                6/04/01              *

               *  Presently serving in these capacities.

Christopher J. Spencer, Chairman and CEO.
-----------------------------------------

     Mr. Spencer, age 32, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995. Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry. Mr. Spencer was recently nominated as one of fifty top visionaries in the speech recognition industry by Speech Technology Magazine. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $3,600,000 to date. These funds have helped us complete the development of our IVA product and our variety of programming tools. Mr. Spencer also sits on the Board of Directors of Cennoid Technologies, a software company that develops encryption and compression software for the Internet.

     From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China. Mr. Spencer was also responsible for raising over $3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company. Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing. Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

     Mr. Spencer attended West Virginia University from 1987-1990.

Armen Geronian, Director and Chief Technical Officer.
-----------------------------------------------------

     Mr. Geronian, age 32, co-founded and has served as Chief Technical Officer, Assistant Secretary, and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001. Mr. Geronian has spearheaded the development of our IVA product, and is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

     Mr. Geronian has extensive software development knowledge and experience. In 1995, he created custom software for an industrial furnace control company. In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

     In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One. >From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

     Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director and VP Business Development.
---------------------------------------------------

     Mr. Berry, age 61, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware since 1997. Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting. IMI was subsequently merged with Trundle Consultants Inc.

     From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

     Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Alan Costilo, M.D., Director and VP Custom Solutions.
-----------------------------------------------------

     Dr. Costilo, age 51, was the President, CEO and founder of Speech Solutions, Inc., a Florida-based speech recognition software company, from 1993 until 2001. He was responsible for that company's overall business strategy, technical development and for developing vendor relationships. He also was responsible for the development of the award-winning ActiveX Voice Tools product, under three separate IBM development contracts, which was acquired by Wizzard Software in May 2001.

     From 1985-1993, Dr. Costilo practiced as a Doctor of Chiropractic

Medicine in Philadelphia, Pennsylvania. During this period, he implemented computer office management systems; created office networks for doctors' insurance/business offices and treatment rooms; and developed an automatic progress notes software called ProNotes, which allowed for the easy creation of medical progress notes directly in the computer system using a digitizer board as interface and WordPerfect as the software environment. He used this product to develop ProNotes, Inc., the predecessor of Speech Solutions, Inc.

     From 1973-1994, he was the President of numerous seasonal retail establishments that operated profitably for 21 years, employing more than 30 people.

     He received his Doctor of Medicine and Surgery Degree from Universidad CETEC, Santo Domingo, in 1982; and his Doctor of Chiropractic Degree from Cleveland Chiropractic College, Kansas City, Missouri, in 1985.

Marc Lord, Strategic Advisory Board Member.
-------------------------------------------

     Marc Lord, age 38, has worked in Microsoft's speech product group (Speech.Net) since its formation, and has managed development and product integration for all Microsoft releases that employ speech technologies, including WindowsXP, OfficeXP, AutoPC, MS Agent, Encarta and Sidewinder. While serving as Program Manager for Voice Output Technologies at Microsoft, Mr. Lord drove product development for several major product releases that feature speech recognition and synthesis capabilities. He has managed Microsoft's key vendors, established partnerships and negotiated license agreements with numerous speech industry companies. In his fifteen-year software career, Mr. Lord has worked both in the U.S. and internationally and helped commercialize a number of cutting-edge technologies, including applications for multimedia language instruction, AI-based financial risk analysis, wearable digital photonics and browser-based training systems.

     He completed his undergraduate studies in International Business and Computer Science at Brigham Young University prior to attending the University of Washington for a Master's Degree in Business Administration. Mr. Lord plans to us on a full-time basis once we have secured additional financing.

David Morey, Strategic Advisory Board Member.
---------------------------------------------

     David Morey, age 37, is currently an Adjunct Professor of International and Public Affairs with Columbia University. He attended the Wharton Business School at the University of Pennsylvania in 1978 and did his graduate work at the Woodrow Wilson School of International Affairs in addition to receiving a Masters Degree from the London School of Economics. Currently, Mr. Morey is the CEO of DMG, Inc., a strategic and communications consultancy, and the Managing Partner of Core Strategy Group. Mr. Morey represents numerous foreign leaders and governments including Kim Dae Jung, Boris Yeltsin, and Corazon Aquino.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this prospectus:

                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

                                            Number of Shares    Percent
Name and Address          Title              Beneficially Owned  of Class*
----------------          -----              ------------------  ---------


Christopher J. Spencer    Director and        2,888,167          15.0%
2728 Bear Run Rd.         President
Pittsburgh, PA 15237

Armen Geronian            Director and        2,889,194          15.0%
4346 Ludwick St.          Assistant
Pittsburgh, PA 15217       Secretary

Gordon Berry              Director              513,634           2.7%
4226 Stonehaven
So. Euclid, OH 44121

Alan Costilo              Director              403,000           2.1%
3557 Lakeview Drive
Delray Beach, FL 33445

                                28

All officers and directors
as a group (4 persons)                        6,693,995          34.8%

          * Based upon 19,243,867 outstanding shares, and assumes that 1,788,076 shares underlying the warrants, the 500,000 shares that may be issued on conversion of the Series 2001-A Eight Percent (8%) Convertible Notes and the 100,000 shares that may be issued for legal services have been issued and are outstanding, though none of these warrants has been exercised, none of the Series 2001-A Eight Percent (8%) Convertible Notes has been converted and none of the shares issuable for legal services has been issued.

                         FIVE PERCENT STOCKHOLDERS
                         -------------------------

                                         Number of Shares        Percent
Name and Address            Title        Beneficially Owned      of Class(1)
----------------            -----        ------------------      -----------

Christopher J. Spencer (2)  Director and 2,888,167               15.0%
2728 Bear Run Rd.           President
Pittsburgh, PA 15237

Armen Geronian              Director and 2,889,194               15.0%
4346 Ludwick St.            Assistant
Pittsburgh, PA 15217         Secretary

Voice Recognition           Stockholder  3,431,078               17.8%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer (2)  Stockholders 2,912,307               15.1%
8609 Beaver Pone Lane
Fairfax Station, VA 22039

Duane S. Jenson (3)         Stockholder  1,232,060                6.4%
5525 South 900 East, 110
Salt Lake City, UT 84117

Mark Savage (4)             Stockholder    969,823                5.0%
2000 South Plymouth Rd.                 ----------               -----
Suite 210
Minnetonka, MN 55305
                                Total:  14,322,629               74.4%

          (1) Based upon 19,243,867 outstanding shares, and assumes that 1,788,076 shares underlying the warrants, the 500,000 shares that may be issued on conversion of the Series 2001-A Eight Percent (8%) Convertible Notes and the 100,000 shares that may be issued for legal services have been issued and are outstanding, though none of these warrants has been exercised, none of the Series 2001-A Eight Percent (8%) Convertible Notes has been converted and none of the shares issuable for legal services has been issued.

          (2) Jack and Magee Spencer are the parents of Christopher J.
              Spencer.

          (3) Includes the personal holdings of Duane S. Jenson (262,060 shares), and Jenson Services, his consulting firm and shares underlying warrants that are owned by Jenson Services (970,000 shares).

          (4) Includes the holdings of Corporate Capital Management and Savage Holdings which are owned by Mark Savage.

Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.

                    DESCRIPTION OF SECURITIES
                    -------------------------

Common Stock.
-------------

     Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share. On June 30, 2001, there were 16,855,791 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Our Articles of Incorporation and Bylaws do not contain any provision that would delay, defer or prevent a change in the control of our company.

     Registration Rights
     -------------------

     We have granted piggy-back or other registration rights for all shares included in our registration statement and offered for resale by this prospectus; however, only the holders of the 671,500 shares that were offered and sold in our private offering that was completed as a condition to the closing of the Wizzard Delaware reorganization and the holder of the Series 2001-A Eight Percent (8%) Convertible Notes have registration rights that are covered by a written agreement and that accord them any damages if our registration statement is not timely filed or does not become effective within a specified time.

     In accordance with our agreement with our private offering stockholders, our registration statement must become effective within 180 days of May 30,

2001, or by November 27, 2001, or we will be liable to these persons, pro rata, for 1% of the amount of their investment, for every 30 days thereafter during which our registration statement has not become effective. These damages would amount to $6,715 for each 30 day period.

     In accordance with our agreement with the holder of our Series 2001-A Eight Percent (8%) Convertible Notes, such holder was to be paid 3% of the $250,000 purchase price of these securities if the registration statement was not filed by October 15, 2001; the holder has extended this period until October 30, 2001, without penalty. If this registration statement does not become effective by March 14, 2002, we will be liable to this holder for 3% of the $250,000 purchase price of these securities, and 4% the $250,000 purchase price of these securities for every 30 days thereafter until the registration statement is granted an effective date.

Preferred Stock.
----------------

     We have 10,000,000 shares of preferred stock authorized, none of which are currently issued and outstanding. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights.

Warrants.
---------

                                 Warrant Table
                                 -------------

     The following is a description of our outstanding warrants:


                                                              Per Share
                    Date of                       Number of    Exercise
Holders              Grant        Term             Shares       Price
-------              -----        ----             ------       -----
Savage Holdings,     8/10/2000    5 years           65,000      $1.25
Inc. (1)

DMG, Inc. (2)        1/1/2001     3 years          258,449      $1.50

Mark L. Marwence     1/1/2001     3 years          149,627      $1.50
(3)

Jenson Services,     2/6/2001     18 months        270,000      $1.00
Inc. (4)

Leonard W.           2/6/2001     18 months         30,000      $1.00
Burningham, Esq.
(5)

Jenson Services,     2/6/2001     12-18 months     270,000      $1.00
Inc. (4)

Leonard W.           2/6/2001     12-18 months      30,000      $1.00
Burningham, Esq.(5)

                                31

Noble House of       4/17/2001    5/30/2006        100,000      $2.00
Boston, Inc. (6)

Marc Lord (7)           10/18/01  3 years           20,000      $0.25

Barry Alexander (7)     10/18/01  3 years           75,000      $1.00

Glenn Michael
Financial (8)           10/18/01  18 months        500,000      $2.00

David Goldstein (7)     10/18/01  3 years           20,000      $0.25

          (1) Callable if our common stock trades on any recognized national medium at $20.00 or higher for 30 consecutive trading days at a volume of more than 30,000 shares per day; piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. The underlying shares are subject to lock-up conditions until August 7, 2001. These warrants were issued in consideration of a bridge loan to Wizzard Delaware.

          (2) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. These warrants were issued in consideration of consulting services to Wizzard Delaware.

          (3) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. Mr. Mawrence is associated with DMG, and these warrants were issued in consideration of consulting services rendered by DMG to Wizzard Delaware.

          (4) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. With respect to the 12-18 month warrants, these warrants are exercisable no sooner than twelve months from the date of grant. If the 90 day average trading price of our common stock on any recognized national medium equals $8.00 at any time during the 12 month period commencing six months from the date grant and ending 18 months from the date of grant, these warrants will be canceled to our treasury, without further consideration. These warrant are being held in escrow by Interwest Stock Transfer, our transfer agent or its successors or assigns, pending a determination of whether this condition is applicable. The underlying shares are subject to lock-up conditions until August 7, 2001. These warrants were issued in consideration of services related to the Wizzard Delaware reorganization.

          (5) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. With respect to the 12-18 month warrants, these warrants are exercisable no sooner than twelve months from the date of grant. If the 90 day average trading price of our common stock on any recognized national medium equals $8.00 at any time during the 12 month period commencing six months from the date grant and ending 18 months from the date of grant, these warrants will be canceled to our treasury, without further consideration. These warrant are being held in escrow by Interwest Stock Transfer, our transfer agent or its successors or assigns, pending a determination of whether this condition is applicable. The underlying shares are subject to lock-up conditions until August 7, 2001. These warrants were issued in consideration of services related to the Wizzard Delaware reorganization.

          (6) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations or the right to convert to common stock prior to any merger or reorganization. These warrants were issued in consideration of advertising and promotional services.

          (7) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations. The underlying shares are subject to lock-up conditions until 12 months from the effective date of the registration statement. These warrants were issued in consideration of various services.

          (8) Piggy-back registration rights; non-voting; no rights as a stockholder; and anti-dilution provisions regarding re-capitalizations. These warrants were issued in consideration of various services. Glenn Michael Financial is a registered broker/dealer.

Series 2001-A Eight Percent (8%) Convertible Notes.
---------------------------------------------------

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000, due August 31, 2011.

     The Securities Purchase Agreement and related exhibits provided, among other provisions, that:

          * the Notes are convertible, along with accrued interest, at the holder's option, into shares of our common stock at the lesser of$0.50 per share or 75% of the closing bid price of our common stock on any national medium on which our common stock is traded;

          * the Notes and the stock certificates are "restricted securities," with registration rights;

          * Maricopa's is prohibited from making short sales during the time that it owns the Notes or the underlying securities;

          * there are conversion restrictions that prohibit Maricopa from owning in excess of 4.99% of our outstanding securities resulting from conversion, except on the occurrence of certain events;

          * we are limited from issuing additional securities without the consent of Maricopa, except for 500,000 shares per quarter, that must be issued subject to lock-up/leak-out conditions;

          * liquidated damage payments by us for non-timely transfers of shares on conversion, ranging form $300 commencing on the 6th day of demand of transfer, increasing by $100 for each of the next nine days, increasing by $500 on the 10th day and increasing by $500 every day thereafter;

          * the shares that will be issued on conversion of the Notes shall be registered by us at our sole cost and expense with the Securities and Exchange Commission as a condition to conversion (except for the first 40,000 shares, as outlined below) on or before March 14, 2002, provided, however, that we will be obligated to register the greater of 500,000 shares or 200% of the maximum number of shares of common stock that would have been issued had the conversion taken place on September 14, 2001 or on the filing date of the registration statement;

          * if (i) our registration statement is not filed on or prior to October 15, 2002 (this date has been extended to October
                30, 2001), or is not declared effective by the Securities and Exchange Commission on or prior to March 14, 2002, we shall pay in cash as liquidated damages for such failure and not as a penalty to the holder an amount equal to 3% of the purchase price paid by the holder for all Notes, or common stock held by the holder upon conversion or exercise thereof, purchased and then outstanding pursuant to the Securities Purchase Agreement for the first 30 day period, and 4% for each additional 30 day period until the applicable Event has been cured, which shall be pro rated for such periods less than 30 days; certain other events will also trigger the liquidated damages penalty, but all primarily relate to registration of the shares and the ability of the holder to sell them publicly;

          * there are mutual indemnification provisions respecting each party to the other party concerning information provided by each for use in the registration statement;

          * the Securities Purchase Agreement and all rights thereunder or in the exhibits are assignable if made under applicable law, with the written consent of the other party and subject to the assignee's acknowledgment of certain factual matters similar to those agreed upon by Maricopa;

          * Maricopa shall have the right of specific performance of our obligations as one of its remedies in the event of default by us; and

          * All proceeds for the purchase of the Notes, along with the first 40,000 shares that could be issued on conversion of the Notes, were deposited with an Escrow Agent, together with fully executed copies of the Securities Purchase Agreement and all related exhibits, at which time disbursement to us were made. The 40,000 shares so deposited can be purchased by the exercise of conversion rights prior to the effective date of the registration statement.

Penny Stock.
------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a "recognized" national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of December 31, 2000 and 1999, in reliance on the report of Pritchett, Siler & Hardy of Salt Lake City, Utah, independent certified public accountant. Pritchett, Siler & Hardy has no interest, direct or indirect, in our company.

     We have included the financial statements of Wizzard Delaware as of December 31, 2000 and 1999 in reliance on the report of Murphy & Murphy of Clinton, Maryland, independent certified public accountant. Murphy & Murphy has no interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. With the exception that Leonard W. Burningham, Esq. is the owner of 29,100 shares of our common stock, owns warrants to acquire an additional 60,000 shares of our common stock and has an option to acquire up to 100,000 shares of our common stock for services rendered and to be rendered at 50% of the last five day bid price average of our common stock on the OTC Bulletin Board at the end of each monthly billing cycle as described in this prospectus, neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------

     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, a corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of the Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners:

          * order of the court or administrative agency having jurisdiction of the action, suit or proceeding;

          * resolution of a majority of the non-interested members of the Board of Directors;

          * if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors;

          * resolution of a majority of the quorum directors at any meeting; or

          *     an order of any court having jurisdiction over us.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

     We were incorporated in Colorado on July 1, 1998, to be a holding company and financing vehicle for The Balanced Woman, a Colorado corporation, and other companies or projects.

     On July 14, 1998, we acquired all of the outstanding securities of The Balanced Woman. We then had no other business plan other than to function as the holding company and to financially support The Balanced Woman.

     Until the quarter ended June 30, 2000, we conducted seminars on issues of primary concern for women and marketed certain products tailored to women though our wholly-owned subsidiary, The Balanced Woman.

      On May 26, 2000, we conveyed all of the outstanding securities of The Balanced Woman that we then owned to our stockholders in exchange for outstanding warrants or options to acquire shares of our common stock that these stockholders and others owned. We accomplished this disposition under Rule 506 of Regulation D of the Securities and Exchange Commission. This was done in anticipation of acquiring Wizzard Delaware.

     On May 30, 2000, we received, accepted and signed a copy of a Letter of Intent under which we proposed to acquire a 96% interest in Wizzard Delaware.

     On June 5, 2000, Jenson Services, Inc., a Utah corporation, purchased 4,125,000 shares of our common stock for $25,000. We used these funds to pay most of the expenses that we incurred in the Wizzard Delaware reorganization.

     On February 7, 2001, we completed a Plan of Reorganization and Stock Exchange Agreement known as the "Wizzard Delaware reorganization." That transaction involved us; Jenson Services; Wizzard Delaware; and certain stockholders of Wizzard Delaware that owned about 96% of Wizzard Delaware's outstanding securities. Under the Wizzard Delaware reorganization, the Wizzard Delaware stockholders participating in the reorganization exchanged their shares of Wizzard Delaware, which amounted to a total of 13,049,000 shares, for shares of our common stock in the ratio of 1.027268907 shares for each exchanged Wizzard Delaware share. On the completion of the Wizzard Delaware reorganization, the Wizzard Delaware stockholders who were party to the reorganization owned 13,404,831 shares of our common stock and Wizzard Delaware became our 96%-owned subsidiary.

     We were required to raise at least $500,000 from the private sale of shares of our common stock as a condition to the closing of the Wizzard Delaware reorganization. We sold 531,000 shares of common stock in a private offering at the closing for gross proceeds of $531,000. The offering continued until May 30, 2001. We sold a total of 671,500 shares for aggregate gross proceeds of $671,500.

     Jenson Services canceled 3,725,000 of the shares that it owned as a further condition to the closing of the reorganization. It also agreed to certain lock-up/leak-out conditions affecting the resale of shares of our common stock that Jenson Services and its associates and other principal stockholders retained. We also granted to Jenson Services warrants to acquire 540,000 shares of our common stock at an exercise price of $1.00 per share for a period of 18 months. One-half of these warrants were subject to cancellation for no additional consideration under certain conditions as outlined in the warrant table.

     Before the completion of the reorganization, we were required to amend our Articles of Incorporation to:

          reflect a re-capitalization of our common stock from 50,000,000 shares at a par value of $0.001 per share to 100,000,000 shares, with no change in the par value;

          effect a 1.65 for 1 forward split of our outstanding common stock;
          and

          change our name to "Wizzard Software Corporation."

     This forward split is reflected in all computations that are contained in our registration statement or this prospectus.

     On May 22, 2001, we acquired 100% of the outstanding securities of Speech Systems, Inc., a Florida corporation, in exchange for 500,000 shares of our common stock. The assets of Speech Systems consisted solely of all right, title and interest in certain copyrights, patents, trademarks, trade secrets and other legal protections registered, granted or applied for and relating to Active X Voice Tools, a programming tool developed by Dr. Alan Costilo. Dr.

Costilo received 403,000 of these shares as the principal stockholder of Speech Systems and was elected to our Board of Directors on June 4, 2001.

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000. The material terms of the Notes are fully discussed in the description of our securities.

Business.
---------

     General
     -------

    Wizzard's goal is to be the first choice for companies wanting to adopt speech recognition software.

     We plan to use speech technology partners as resellers and promoters to achieve rapid growth for our speech recognition programming tools and products. By using Wizzard's internal and commercially available programming tools, libraries and pre-made templates, developers using Visual Basic, Visual C, Borland Delphi, Java, VB Script and Java Script can add speech recognition for call centers, telephone information entry and desktop forms and applications, as well as inventory and transaction processing systems.

     In management's opinion, the long-term growth and survival of telephone Interactive Voice Response or "IVR" and desktop Graphical User Interfaces or "GUI" depend solely on speech recognition as the primary means of navigation and data entry. We believe that using speech to enter data is more natural than entering information with the fingers, one character at a time. Until now, building Conversational Interactive Voice Response or "CIVR" systems has been difficult and costly. Wizzard's goal is to make this natural form of interaction with technology as common as speaking to the person sitting next to you. Over time, as the performance of speech recognition technology improves, and as the cost of writing and deploying intelligent CIVR applications decreases, new CIVR applications will become possible. We believe that our approach to building and deploying speech recognition applications and programming tools will make using speech recognition technology easier, and will allow us to create speech recognition applications faster and less expensively than our competition.

     Wizzard Delaware was founded in 1996 with the goal of becoming a complete speech recognition solution provider. Using speech recognition technology, customers can accomplish tasks faster and easier than they could using a traditional keyboard. While not all computing tasks can be made more efficient by adding speech recognition technology, the ability to use the most natural form of communication, one's voice, does improve productivity in many areas. Increased productivity saves significant time and money for users.

     When Wizzard Delaware was founded, the emphasis in the speech recognition industry was on the accuracy of the speech recognition engine itself. A company without its own speech recognition engine was not considered to be a viable industry participant. Our founders, Chris Spencer and Armen Geronian, however, believed that the future of the industry would not be based on the actual speech recognition engine, but on how that technology was applied in the workplace. Our founders believed that having a powerful speech recognition engine would be desirable, but that if it did not work with the software that businesses use, it would be useless. We anticipated that speech recognition engines created by entities such as Dragon Systems, IBM, Lernout & Hauspie, Philips and Microsoft would eventually become just one piece of a more complex equation. Messrs. Spencer and Geronian further predicted that speech recognition engines would become commonplace and that eventually Microsoft would install a speech recognition engine in its operating system, making it ubiquitous.

     Wizzard's founders believed that how the speech engine interacted with databases, telephone call centers, customer relationship management software, order entry applications, forms, patient and client notes would provide the greatest future growth and revenue possibilities. No two companies are the same, and their workers use a variety of software to perform their jobs. Therefore, when the time came, companies would require multiple applications using customized speech recognition. With this in mind, we set out to build a large selection of internal development programming tools or building blocks. These tools would allow Wizzard's programmers to construct speech recognition applications more efficiently than our competitors by having the majority of the work already completed. These tools would allow Wizzard to create applications that work with any speech recognition engine. This would eliminate our worry about which speech recognition engine manufacturer to align with, as well as the need for us to have an engine of or own. We believed that once the accuracy of the speech recognition engines reached a productive level, primary revenues would come from delivering customized programming tools and applications using speech recognition.

     It was only recently, when IBM, Dragon and other speech recognition engine manufacturers released the latest version of their engines, that speech recognition accuracy became productive for desktop users. While still not a perfect technology, after six years of working and planning, speech recognition technology is finally at a point where it is poised to become widely accessible, and where Wizzard's speech recognition enabled applications and programming tools will show their productivity benefits. Microsoft recently released speech recognition in its MS OfficeXP product. Now, OfficeXP users all over the country will soon have a speech recognition engine that works well, but only allows them to dictate into MS Word, Outlook and Excel. Because the speech recognition engine included with MS OfficeXP is based on the open Speech API standard, Wizzard's programming tools and
applications will work with this engine.   Microsoft also plans to include a
version of its speech recognition engine in the WindowsXP operating system. Very soon, almost everyone will have an engine in his or her computer. We believe that this will open a very large market to us.

     Products and Marketing Strategy.
     --------------------------------

     The general consensus in the software industry is that, out of 120 million total users of Microsoft's Office product, 45 million will upgrade to the new version in the next 18 months. This translates into 45 million potential new speech recognition users. Wizzard believes that, once these users see the benefits of speech recognition interaction with their computers, there will be an increased demand to add speech recognition to other applications outside of MS Office. We believe that we are in position to capitalize on this demand by delivering:

          *     programming tools;

          *     customized application development services for businesses;
                and

          *     consumer applications.

     Programming Tools.
     ------------------

     ActiveX Voice Tools 7.0 -

     With so many business workers soon to be using speech recognition with MS OfficeXP and WindowsXP, Wizzard believes that the demand to expand speech recognition to other applications beyond MS OfficeXP will increase significantly. In response, businesses will explore the possibility of adding speech recognition to other software applications their employees use. When a software programmer or developer wants to create an application to run on Windows, they use programming tools. We believe that our programming tools will allow the most general developer to design and implement low-cost speech recognition solutions. In preparation for the increased demand for speech recognition application development, we recently purchased the ActiveX Voice Tools created by Speech Solutions. The ActiveX Voice Tools have won the Visual Basic Programmer's Journal Award for being the best speech recognition programming tools on the market for the last two years. By purchasing the best commercially available programming tools for speech recognition application development, and by combining them with Wizzard's internal tools developed over the last five years, we believe that we now have the best set of programming tools in the speech recognition industry.

     We plan to sell ActiveX Voice Tools 7.0 through our web site, various programming trade journals such as Programmers' Paradise and Visual Basic Programmers Journal; value added resellers; and at programming trade shows. Traditionally, software programmers are very loyal to the tools they use. Therefore, we believe that our competitors will have difficulty supplanting our early market penetration. With Wizzard's technical lead, our goal is for our ActiveX Voice Tools to become the standard by which all speech recognition applications are created.

     MedBuilder ToolKit -

     The MedBuilder ToolKit allows medical IT professionals to add speech recognition to the pharmaceutical order process for major government hospital information systems or "CHCS" used in most military medical facilities. This allows doctors to enter pharmaceutical "ICD-9" and "CPT" codes in a much more productive manner. Future applications of this toolkit will allow medical IT professionals to speech enable any list-oriented process, such as lab orders, within CHCS hospital information systems. By adding speech recognition to this system, and by reducing the amount of keystrokes required to complete specific repetitive tasks, we believe that doctors can save up to one hour per day.

     This product is a subpart of Wizzard's Voice Tools product. It allows the average information technology professional or "IT" professional to add speech recognition to certain areas based on specific job requirements.
Rather than a "one size fits all" application, or using programming tools which require costly programming resources, the MedBuilder ToolKit can be used by a non programmer, saving customers time and money. With the power of our internal programming tool, Wizzard can build these types of customized toolkit subsets very quickly and can offer this type of product for a wide variety of enterprises beyond the healthcare market.

     We expect that MedBuilder 1.0 will retail for $10,000 to $60,000, based on the number of seats per facility. Simultaneous with the release of the MedBuilder 1.0 ToolKit, Wizzard has announced the formation of a Tier One marketing partnership with TrueGrit Information Systems Inc., an IBM certified speech reseller, to market MedBuilder 1.0 ToolKit to the 175 U.S. military
hospitals and clinics worldwide.   In the future, Wizzard plans to sign up
additional resellers and value added resellers to market this product to for-profit hospitals.

     Envox UM Tools

     Telephony speech recognition, as opposed to desktop speech recognition, is a strong growth area in our industry. Envox is a leading maker of software tools for standard DTMF, or touch tone, call centers. We have formed a strategic partnership with Envox which we expect to result in our customized e-mail messaging tools being included on the next version of Envox's development environment, to be released in early 2002. The resulting applications developed with these tools will allow mobile workers to call in and check their Exchange or Outlook e-mail through the telephone, using speech
recognition technology.   We expect the inclusion of Wizzard's tools to drive
sales by allowing Envox's approximately 3,000 resellers and developers, in their established partner channel, to return to previous accounts and customers and allow them to expand on their current telephone systems. Envox has been marketing its development platform aggressively, and we believe that this is the one missing piece of technology that their customers have been consistently requesting. Wizzard is in the process of filling that need now. An Alpha version is currently being tested and as soon as we have feedback from Envox, we will move to Beta stage testing. Wizzard expects to have its UM tools burned into Envox's CD-ROM, and to begin collecting licensing fees of approximately $80 per port, by early 2002.

     Additional Programming Tools -

      In addition to the programming tools mentioned above, Wizzard also has tools for:

          ActiveX/COM DLL SMAPI Objects for IBM ViaVoice speech recognition engine, which allows Wizzard to deliver solutions using IBM's ViaVoice engine;

          SMAPI Controls ActiveX/COM OCX for the IBM ViaVoice engine, which allows outside developers to create customized speech recognition applications using IBM's speech engine;

          IVA SDK Script, a scripting language for use by end users to customize our speech recognition applications so that minimal behavioral modifications are necessary for the user to productively use speech recognition. This allows the end user to easily tailor our application to his or her specific habits and repetitions.

     Custom Development Services.
     ----------------------------

     We come into contact with large numbers of software developers interested in building speech recognition applications. Most of these developers will be employed by businesses in the U.S. and will have been instructed to investigate and develop a speech recognition application for their companies.

Because speech recognition application development is relatively new, and since there are few programmers trained in this process, we will also offer to create and customize our customers' particular speech enabled applications. Our programming team has significant experience in this area, and we can provide consulting services at any stage of the speech recognition application development process. Wizzard is in position to offer our customers services ranging from proof of concept modeling, through the design and architecture phase, to total speech application development, testing and release product fulfillment. We believe that this will allow clients to save considerable money over the alternative of employing, training and managing several programmers to do the job in-house. In addition to customization services, Wizzard also plans to offer installation, training and ongoing technical support services that can significantly increase revenues generated on a per customer basis.

     We believe that offering customized solutions across entire industries will fuel future growth. If we build a custom application for a hospital that uses a specific software application for patient records, we can then partner with a consulting firm or value added reseller specializing in the healthcare industry, and have them sell the solution to hospitals across the country. We
have begun this strategy with our MedBuilder Toolkit   we developed the
solution and then formed a marketing partnership with one of the leading sales organizations in that industry. Wizzard is currently working with established market leaders within well-defined markets to help them differentiate themselves from their competition by voice enabling their industry-leading software applications. Law enforcement, real estate and financial service industries have been identified as markets with revenue potential for Wizzard. This model can work with virtually any customized solution we build, with the potential for revenue growth in both product sales and customization services.

     Consumer Applications.
     ----------------------

     Interactive Voice Assistant

     We offer an Interactive Voice Assistant, or "IVA," through which a character appears on the desktop and interacts with the user verbally through speech recognition and text-to-speech technology, providing the user with a unique and functional Personal Assistant. Because it supports over 50 of the most popular software applications, Wizzard's IVA can perform e-mail functions, surf the web, assist in dictating letters and instant messages, and much more. Wizzard's IVA product currently uses IBM's ViaVoice speech recognition engine through a five-year technology and marketing partnership between IBM and Wizzard. We are now finalizing changes to IVA so that it will seamlessly plug into the speech recognition engine included with MS OfficeXP; but beyond this, its speech capabilities have expanded to other software applications such as AOL, MSN, Internet Explorer, Quicken, Hotmail, Eudora, Lotus Notes, ICQ, AOL Messenger, DialPad, Global Language Translator, and ACT!. The product has very limited competition. While this product is not currently Wizzard's primary focus, in the future we expect it to be the standard for consumers seeking to expand their speech recognition capabilities beyond MS OfficeXP. We believe that the market for this type of product is large and that our IVA is years ahead of any similar product currently available.

     Thanks to a co-marketing agreement between Wizzard and Quixtar, over 400,000 Quixtar distributors can now earn a commission from Quixtar for marketing our IVA product to their customers. We have created demo CD-ROMs and other sales tools for these distributors, and have been shipping and test marketing IVA via this channel for two years. Rather than launch this sales program now, we plan to grow our other product lines prior to the launch of IVA, and to wait for the proliferation of speech recognition engines through MS OfficeXP and WindowsXP. We anticipate that additional sales channels for growth beyond the Quixtar distribution network will be: Wizzard's web site, retail stores, AOL, The Home Shopping Network and partnerships with companies whose products we have added a speech recognition interface to, such as Intuit, AOL and Eudora.

     Support-Installation-Training Services.
     ---------------------------------------

     Voice Tools Support: We estimate that 10% of our customers will purchase a $1,000 Level 3 annual support package from Wizzard.

     Envox UM Tools Support: We estimate that 10 new resellers will purchase Level 3 support per quarter, with that number growing to 20 new resellers per quarter beginning in the fourth quarter of 2002, and continuing at 20 per quarter through the third quarter of 2003. The price will be $1,250 per year.

     IVA Support: Free to consumers.

     MedBuilder Tools Support: We estimate that the customer will make at least 5 calls for support at $50 per call.

     Custom Development Contracts: All custom development contracts will include a service agreement which will provide for Level 3 technical support, training the end users, training the trainer and installation support. These service agreements typically generate revenue in excess of 25% of the development contract, but can be much higher if travel and on-site support is necessary.

     Research and Development
     ------------------------

     During the calendar years ended December 31, 1999, and 2000, we spent $96,421 and $95,325, respectively, on research and development.

     Our research and development over the last three years has focused on our Interactive Voice Assistance product as well as our internal speech recognition development tools. Our IVA has undergone two major revisions during this period of time solely based upon customer feedback. We have created internally hundreds of programming objects and modules which allow our engineers to create better speech recognition applications, faster and more efficiently. Our programmers use these modules to create applications without having to recreate the wheel for every customer. A majority of the customized product is already completed, and it becomes a factor of piecing the correct modules together and customizing the interface for the customer by using these internal programming modules. We plan to port our IVA platform as well as our programming tools to the SAPI 5.0 standard over the next year. This will allow our applications to work with any brand of speech recognition engine and make us less reliant on specific companies. We plan a new release of our IVA product in the first quarter of 2002, as well as a new set of internal tools for developers in the fourth quarter of 2001.

     Necessary Material
     -------------------

     Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we are dependant upon 3-5 speech recognition companies to license us their speech recognition engines. It is these engines on which we create our applications. We do not foresee any difficulty in continuing to license these engines, due to the competitive market between the manufacturers of the speech recognition engines. Furthermore, Microsoft is beginning to distribute their new speech recognition engine for free in upcoming versions of their Windows operation system and their Office suite of business products. The microphones that we ship with our products are purchased from Andrea Electronics and Plantronics and are readily available through other companies in equally acceptable quality levels due to an extremely competitive market for microphone headsets.

     Licenses
     --------

     We have the following licenses that are integral to our business operations:

          IBM ViaVoice speech recognition engine;

          Dragon speech recognition engine; and

          Microsoft Agent Technology;

     We pay IBM a royalty of $18.00 for every IVA copy that we sell. This royalty is reduced to $12.00 if we sell more than 10,000 units.

     Patents Pending
     ---------------

     We have filed for the following patents, but we cannot assure that any patents will be issued to us:

     Interactive Voice-Driven Training Manual and Process, filed July 12, 2000, Serial No. 60/217,688; and System and Process for Adjusting Device Operating Characteristics to Improve Software Application Performance, and System and Method for Handling Hardware Conflicts Generated by Competing Software Applications, filed July 12, 2000, Serial No. 60/217,739.

          Interactive Voice-Driven Training Manual and Process
          ----------------------------------------------------

     This invention relates to an interactive training manual and process and more particularly to achieve interactive training for multiple third party software applications. One or more of the interactive characters appear on the computer screen and may be animated while the Talking Manual generates speech through speech synthesis and otherwise. In the preferred embodiment, these interactive characters simulate live characters that generate speech being broadcast to a trainee. The Talking Manual methodically walks the trainee through the process of how to use certain software applications or other trains the user on specified information both visually and verbally.

         System and Process for Adjusting Devise Operation Characteristics to Improve Software Application Performance, and System and Method for Handling Hardware Conflicts Generated by Competing Software Applications
         ------------

     This invention allows for the automatic adjustment of the volume control of the sound card on personal computers and laptops. Because certain hardware and software devices adjust the sound card volume when installed or during use, the sound card volume may not be at the appropriate level for use with speech recognition. Therefore, this process allows for the monitoring of the sound card volume and the adjustment to the appropriate level for use with speech recognition while the user is in the process of using speech recognition.

     Environmental Compliance
     ------------------------

     We do not believe that there are any material laws, rules or regulations regarding environmental concerns that are applicable to our present or intended business operations.

     Governmental Regulations
     ------------------------

     There are no present governmental regulations that are likely to affect our present or proposed business operations. State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet. As of October 21, 2001, the United State Congress had not extended its prohibition on state taxes and regulation of the Internet, and the effects of this cannot yet be predicted.

     Employees
     ---------

     Currently, we have seven full time employees and two part time employees. We plan to bring this number up to 20 in 2002, if the necessary funding can be raised to expand our operations. The majority of new employees will come in the form of day to day management as well as sales personnel. We plan to hire a Vice President of Operations, as well as a Vice President of Sales and Marketing, as soon as funds to support these positions become available. We also plan to hire several sales persons to handle our trade shows as well as market our customized development services to businesses nationwide.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Plan of Operation.
------------------

     Over the next 12 months, we plan to expand our marketing efforts for our products. Currently, we offer this product through our own web site as well as through resellers and a few strategic online partners. We plan to grow our distribution channels to include other high profile companies to expand our products' reach and exposure. This will include:

          * Growing the number of distributors for our consumer products. We plan to use Quixtar.com's 400,000 Independent Business Operators, who earn commissions selling our product to their customers, to promote our products, expanding our presence nationwide;

          * Acquiring additional distribution partners for our programming tools; and

          * Hiring and training an internal sales force of at least 10 highly motivated, high quality individuals who will blanket the U. S. Market in search of companies needing speech recognition solutions for our customization solutions.

     We also plan to generate leads for these sales people through various partnerships and a conservative, extremely targeted print market campaign. We will need to raise at least $1,000,000 and preferably $3,000,000 to $5,000,0000 during the next two years to cover intended operations. We are considering various financing options and anticipate executing one or more of our financing options in the near future. Currently, our cash on hand will not last us through the next 12 months, and we may have to curtail operations. This could have a very adverse effect on our future prospects.

     Our Independent Auditor's Report contains a "going concern" qualification because we have not yet established profitable operations, have incurred significant losses since our inception, our current liabilities exceed our current assets at the time of their report and we had a stockholders' deficit at the time of their report. We still have yet to establish profitable operations and have and continue to incur losses on our operations, along with not having sufficient cash on hand for intended operations for the next 12 months.

     Results of Operations.
     ----------------------

     Sales for the six months ended June 30, 2001, were $60,146 a decrease of $70,415 or 54% as compared with $131,564 for the six month ended June 30, 2000. Sales for the year ended December 31, 2000, were $189,625, a decrease of $51,976 or 22% as compared with $241,601 for the year ended December 31, 1999. The decrease in sales was due to successful market penetration in 1999 which resulted in a smaller opportunity in 2000.

     Operating expenses for the six months ended June 30, 2001, were $431,947, a decrease of $365,440 or 46% as compared with $797,387 for the six month ended June 30, 2000. The decrease in expenses was due to . Operating expenses for the year ended December 31, 2000 were $1,503,994, an increase of $770,266 or 105% as compared with $733,728 for the year ended December 31,
1999.   The increase in expenses was due to

     The net loss for the six months ended June 30, 2001, was $(401,509), a decrease of $318,547 or 44% as compared with $(720,056) for the six month ended June 30, 2000. The decrease in the net loss was primarily attributable to the decreases in operating expenses, including a reduction in the number of employees and marketing expenditures related to our customers. Marketing efforts are now conducted through a few key business partnerships, resulting in lower marketing costs and fewer employees. The net loss for the year ended December 31, 2000 was $(1,380,670), an increase of $754,417 or 120% as compared with a net loss of $626,253 for the year ended December 31, 1999. The increased net loss was due to increase operating expenses including

     Liquidity and Capital Resources.
     --------------------------------

     For the Six Months Ended June 30, 2001:
     ---------------------------------------

     At June 30, 2001, we had cash of $1,111 and working capital of $17,287. During the six months ended June 30, 2001, we used $407,319 in operations and used a total of $57,813 in investing activities including purchasing $22,896 in equipment and issuing notes receivable of $34,917, which were offset during the quarter to acquire rights to a merchant operating understanding.

     Financing activities for the six months ended June 30, 2001, provided net cash of $241,100 through issuance 671,500 shares of common stock in a private placement for cash of approximately $489,000, $7,100 in advances from a related party net of $255,000 in payments of long-term obligations.

      We also issued during the six months ended June 30, 2001, a total of 1,345,000 shares of common stock net of 532,500 shares returned and canceled, to purchase all the outstanding shares of Speech Systems, Inc. at $500,000; in payment of $495,000 in long term obligations; and in connection with entering into an advertising agreement valued at $350,000.

     For the Year Ended December 31, 2000:
     -------------------------------------

     At December 31, 2000, we had cash of $54,143, net of $171,000 held escrow that was released during February 2001 upon our meeting the minimum requirements of the private placement offering to complete the Wizzard Delaware reorganization, and a working capital deficit of $(683,707). During the year ended December 31, 2000, we used $1,259,494 in operations and used a total of $44,832 in investing activities to purchase equipment .

     Financing activities provided a net $1,204,804 through issuance shares of common stock for cash and services of approximately $455,658, the issuance of $750,000 in notes payable and payment of $854 in stockholder loans.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     There have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

      Our common stock is currently traded on the OTC Bulletin Board of the NASD under the symbol "WIZD." However, the market for our common stock is extremely limited in volume. We can not guarantee that the present market for our common stock will continue or be maintained, and the sale of unregistered and restricted common stock pursuant to Rule 144, or of the shares being registered for resale under this prospectus by the selling stockholders, may substantially reduce the market price of our common stock.

      The quarterly high and low bid prices for our shares of common stock since public trading of these shares commenced in April, 2000, are as follows:

                                                  Bid
                                                  ---

Quarter or period ending:               High                Low
-------------------------               ----                ---
June 30, 2000                           $1.00               $1.00

September 30, 2000                      $4.00               $1.00

December 31, 2000                       $3.25               $0.0625

January 2, 2001 through
February 8, 2001                        $1.00               $0.625

February 9, 2001 through
March 31, 2001                          $5.375*             $3.00*

April 2, 2001 through
June 29, 2001                           $3.65*              $1.65*

July 2, 2001 through
September 28, 2001                      $3.15*              $1.58*

          *  Following a 1.65 for one forward split.

     These bid prices were obtained from the National Quotation Bureau, LLC or the NQB, and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Resales of Restricted Securities.
---------------------------------

     Approximately 597,967 shares of our common stock are publicly traded. This number will be increased by the 4,279,238 presently outstanding shares that may be offered by this prospectus, along with the 1,788,076 shares underlying the warrants, the 500,000 shares into which the Series 2001-A Eight Percent (8%) Convertible Notes can be converted and the 100,000 shares that can be issued for legal services that also may be offered by this prospectus. We have agreed to acquire by registration or an available exemption from the registration requirements of the Securities Act all of the remaining outstanding shares of Wizzard Delaware, our 96%-owned subsidiary. This would increase our outstanding shares by an additional 588,082 shares. In addition, there are 11,978,831 shares of our common stock that will have satisfied the one year holding period for limited resales under Rule 144 on or after February 7, 2002. This substantial increase in the available shares for publicly trading from 597,967 shares to 7,265,281 shares on the effective date of our registration statement and the availability of these other shares for future public sale may dramatically reduce the price of our common stock on the basis of supply and demand alone.

Holders.
--------

     As of the date of this prospectus, we have about 83 stockholders. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     We have not declared any cash dividends on our common stock, and do not intend to declare dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

                      EXECUTIVE COMPENSATION
                      ----------------------

Cash Compensation.
------------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                        SUMMARY COMPENSATION TABLE


                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------

Christopher 6/30/01 $23247   0     0     0     0      0     0   *
J. Spencer,12/31/00$101992   0     0     0     0      0     0   *
President  12/31/99 $62992   0     0     0     0      0     0   *
and Director

Armen       6/30/01 $22500   0     0     0     0      0     0   *
Geronian   12/31/00 $60000   0     0     0     0      0     0   *
Asst. Sec. 12/31/99 $61000   0     0     0     0      0     0   *
and Director

Gordon      6/30/01 $13740   0     0     0      0     0   0  0$1500*

                                50

Berry,     12/31/00 $24676   0     0     0      0     0   0  0$1500*
Director   12/31/99 $ 8676   0     0     0      0     0   0  0$1500*

          *  Medical insurance is paid as part of Mr. Spencer's salary; Mr.
             Geronian gets his medical insurance paid; and Mr. Berry gets a $1,500 automobile allowance.

Compensation Pursuant to Plans.
-------------------------------

     We have no incentive or bonus plans.

Pension Table.
--------------

     We have no pension plans.

Other Compensation.
-------------------

     We have no other compensation arrangements with any of our directors or executive officers.

Compensation of Directors.
--------------------------

     We have no compensation for directors.

Employment Contracts.
---------------------

     There are presently no employment contracts relating to any member of management.

Termination of Employment and Change of Control Arrangements.
-------------------------------------------------------------

     None; not applicable.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     We have no securities registered under Section 12 of the Exchange Act.
We file reports under Section 15(d) thereof. Accordingly, our directors, executive officers and 10% stockholders are not required to file statements of beneficial ownership of securities under Section 16(a) of the Exchange Act.

                              FINANCIAL STATEMENTS
                              --------------------

     (i) Financial Statements for the years ended December 31, 2000 and 1999 of Wizzard Software Corporation, a Colorado corporation

          Independent Auditors Report

          Balance Sheet - December 31, 2000

          Statements of Operations for the
          Years ended December 31, 2000 and 1999 and from inception on January 26, 1998 through December 31, 2000

          Statements of Stockholders' Deficit from the date of
          Inception on January 26, 2998 through December 31,
          1999

          Statement of Cash Flows for the
          Years Ended December 31, 2000 and 1999 and from inception on January 26, 1998 through December 31, 2000

          Notes to Financial Statements

     (ii) Financial Statements for the years ended December 31, 2000 and 1999 of Wizzard Software Corporation, a Delaware corporation

          Independent Auditor's Report

          Balance Sheets for the years ended December 31, 2000 and 1999

          Statements of Income for the years ended December 31, 2000 and
          1999

          Statements of Retained Earnings for the years ended December 31, 2000 and 1999

          Statements of Cash Flows for the years ended December 31, 2000 and
          1999

          Notes to Financial Statements

    (iii) Supplementary Information of Wizzard Software Corporation, a Delaware corporation

          Independent Auditor's Report on Supplementary Information

          Schedule I-Summaries of Cost of Goods Sold

          Schedule II-Summaries of Operating Expenses

          Schedule III-Summaries of Net Change in Receivables, Payables, Inventory, Prepaid and Accrued Items

    (iv) Pro Forma Financial Information, taking into account the reorganization between Wizzard Software Corporation, a Colorado corporation, and Wizzard Software Corporation, a Delaware corporation.

          Pro Forma Condensed Combined Financial Statements

          Pro Forma Condensed Combined Balance Sheet

          Pro Forma Condensed Combined Statement of Operations

          Notes to Pro Forma Condensed Combined Financial Statements

    (v)   Financial Statements for the period ended June 30, 2001 of Wizzard

          Software Corporation, a Colorado corporation

          Condensed Consolidated Balance Sheet for the period ended June 30,
          2001

          Condensed Consolidated Statements of Operations for the three months and six months ended June 30, 2001 and 2000

          Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and 2000

          Notes to Financial Statements

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                       FINANCIAL STATEMENTS

                        DECEMBER 31, 2000

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]




                             CONTENTS

                                                               PAGE

        Independent Auditors' Report                                  1


        Balance Sheet, December 31, 2000                              2


        Statements of Operations, for the years ended
           December 31, 2000 and 1999 and from inception
           On January 26, 1998 through December 31, 2000              3


        Statement of Stockholders' Deficit, from the date of
           inception on January 26, 1998 through December 31, 2000    4


        Statements of Cash Flows, for the years ended December 31,
           2000 and 1999 and from inception on January 26, 1998
           through December 31, 2000                                  5


        Notes to Financial Statements                            6 - 13

                   INDEPENDENT AUDITORS' REPORT



Board of Directors
WIZZARD SOFTWARE CORPORATION
(Formerly Balanced Living, Inc.)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Wizzard Software Corporation, (formerly Balanced Living, Inc.) [a development stage company] as of December 31, 2000, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2000 and 1999 and from inception on January 26, 1998 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation, (formerly Balanced Living, Inc.) as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and 1999 and for the period from inception through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has not yet established profitable operations, has incurred significant losses since its inception has current liabilities in excess of current assets and has a stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/Pritchett, Siler & Hardy
Salt Lake City, Utah

March 17, 2001

                  WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                          BALANCE SHEET


                              ASSETS


                                                  December 31,
                                                     2000
                                                  ___________
CURRENT ASSETS:
  Cash held in escrow                               $ 171,000
                                                  ___________
        Total Current Assets                          171,000

DEFERRED STOCK OFFERING COST                           29,517
                                                  ___________
                                           $          200,517
                                                 ____________


LIABILITIES AND STOCKHOLDERS'  (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                         $           32,982
  Advances from investors                             171,000
                                                  ___________
        Total Current Liabilities                     203,982
                                                  ___________

STOCKHOLDERS' (DEFICIT):
  Preferred stock, $.001 par value,
    10,000,000 shares authorized,
   no shares issued and outstanding                         -
  Common stock, $.001 par value,
        100,000,000 shares authorized,
   5,721,951 shares issued and outstanding              5,722
  Paid in capital                                     636,140
  Deficit accumulated
    during the development stage                     (645,327)
                                                  ___________
        Total Stockholders' (Deficit)                 (3,465)
                                                  ___________
                                           $          200,517
                                                 ____________

The accompanying notes are an integral part of this financial statement.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]
                     STATEMENTS OF OPERATIONS


                                                          From Inception
                                  For the Year Ended      on January 26,
                                     December 31,          1998 Through
                                  _____________________    December 31,
                                   2000          1999          2000
                                  ____________________________________
REVENUE                           $         -  $        -  $         -

COST OF SALES                               -           -            -
                                  ___________  __________  ___________
GROSS PROFIT (LOSS)                         -           -            -
                                  ___________  __________  ___________
EXPENSES:
 General and administrative            34,465           -       34,465
                                  ___________  __________  ___________
OPERATING LOSS                        (34,465)          -      (34,465)

OTHER INCOME (EXPENSE):
 Interest expense                           -           -            -
                                  ___________ ___________  ___________
LOSS BEFORE INCOME TAXES              (34,465)          -      (34,465)

CURRENT TAX EXPENSE                         -           -            -
DEFERRED TAX EXPENSE                        -           -            -
                                  ___________ ___________  ___________
LOSS FROM CONTINUING
  OPERATIONS                          (34,465)          -      (34,465)
                                  ___________ ___________  ___________
DISCONTINUED  OPERATIONS:
 Loss from operations of The
   Balanced Woman, Inc.              (176,061)   (455,676)    (909,928)

 Gain on disposal of The
   Balanced Woman, Inc.               299,067           -      299,067
                                  ___________ ___________  ___________
GAIN (LOSS) FROM DISCONTINUED
   OPERATIONS                         123,006    (455,676)    (610,862)
                                  ___________ ___________  ___________
NET INCOME (LOSS)                 $    88,541 $  (455,676) $  (645,327)
                                  ___________ ___________  ___________
INCOME (LOSS) PER COMMON SHARE:
 Continuing operations            $      (.02)$         -  $      (.01)
 Discontinued operations          $      (.04)$      (.39) $      (.34)
 Disposal of operations           $       .07 $         -  $       .11
                                  ___________ ___________  ___________
INCOME (LOSS) PER COMMON SHARE            .01        (.39)        (.24)
                                  ___________ ___________  ___________

The accompanying notes are an integral part of these financial statements.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' DEFICIT

          FROM THE DATE OF INCEPTION ON JANUARY 26, 1998

                    THROUGH DECEMBER 31, 1999
                                                                   Deficit
                                                                  Accumulated
                                   Common Stock                   During the
                             ______________________  Paid in      Development
                               Shares      Amount    Capital        Stage
                             ______________________ ___________  ____________
BALANCE, January 26, 1998               -   $     -  $        -  $          -

Issuance of 165,000 shares
common stock for cash,
February 10, 1998 at $.006
per share                         165,000       165         835             -

Effect of reorganization of
the Company through the
issuance of 825,000 shares of
common stock to acquire "The
Balanced  Woman, Inc." pursuant
to agreement and plan
reorganization on July 14, 1998   825,000       825       1,175             -


Consideration received for the
grant of 825,000 non-qualified
stock options, at $.006 per
underlying share of stock               -         -       5,000             -

Consideration received for the
grant of 61,875 stock warrants,
at $.61 per warrant                     -         -      37,500             -

Net loss for the period ended
December 31, 1998                       -         -           -      (278,192)
                              ___________  ________  __________  ____________
BALANCE, December 31, 1998        990,000       990      44,510      (278,192)

Non-cash consideration received
for the grant of 49,500 stock
warrants, at  $.61 per warrant          -         -      30,000             -

Issuance of shares common stock
for retirement of debt at $1.21
per share, April 1999             276,951       277     335,085             -

Issuance of 165,000 shares
common stock for cash at $1.21
per share, September 1999         165,000       165     199,835             -

Net loss for the year ended
December 31, 1999                       -         -           -      (455,676)
                              ___________  ________  __________  ____________
BALANCE, December 31, 1999      1,431,951     1,432     609,430      (733,868)

Issuance of common stock for
services rendered valued at
$.03 per share, May 2000          165,000       165       4,835             -

Issuance of common stock for
cash at $.006 per share,
May 2000                        4,125,000     4,125      20,875             -

Cash contributed by a
shareholder                             -         -       1,000             -

Net loss for the year ended
December 31, 2000                       -         -           -        88,541
                              ___________  ________  __________  ____________
BALANCE, December  31, 2000     5,721,951  $  5,722  $  636,140  $   (645,327)
                              ___________  ________  __________  ____________

The accompanying notes are an integral part of this financial statement.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                     STATEMENTS OF CASH FLOWS
                                                              From Inception
                                         For the Year Ended   on January 26,
                                             December 31,      1998 Through
                                       ______________________  December 31,
                                         2000         1999         2000
                                       ______________________  ____________
Cash Flows Used by Operating Activities:
 Net Income (loss)                     $   88,541  $ (455,676)  $  (645,327)
 Adjustments to reconcile net
   loss to net cash used by
   operating activities:
   Depreciation                               407         738         1,509
   Non cash expense                         5,000      40,362        82,862
   Gain on sale of subsidiary            (299,067)          -      (299,067)
   Changes in assets and liabilities:
    Increase in inventory                     463       8,612        (4,152)
    Increase in prepaid assets                  -      34,795          (600)
    Increase in accounts payable            9,152      25,964        40,986
    Increase in accrued liabilities        13,732      (4,600)       14,511
                                       ____________________________________
     Net Cash Used by Operating
        Activities                       (181,772)   (349,805)     (809,278)
                                       ____________________________________
Cash Flows Used by Investing Activities:
 Equipment purchases                            -      (1,086)       (4,722)
                                       ____________________________________
     Net Cash Used by Investing Activities      -      (1,086)       (4,722)
                                       ____________________________________
Cash Flows Provided by Financing Activities:
 Proceeds from options granted                  -           -         5,000
 Advances received from investors         171,000           -       171,000
 Proceeds from common stock issuance       25,000     200,000       228,000
 Proceeds from issuance of warrants
  and notes payable                       150,000     100,000       580,000
 Contributed capital                        1,000           -         1,000
                                       ____________________________________
     Net Cash Provided by Financing
        Activities                        347,000     300,000       985,000
                                       ____________________________________
Net Increase in Cash                      165,228     (50,891)      171,000
Cash at Beginning of Period                 5,772      56,663             -
                                       ____________________________________
Cash at End of Period                  $  171,000 $     5,772    $  171,000
                                       ____________________________________
Supplemental Disclosures of Cash Flow information:

 Cash paid during the period for:
   Interest                            $        - $     9,400    $   24,880
   Income taxes                        $        - $         -    $        -

Supplemental schedule of Noncash Investing and Financing Activities:
 For the year ended December 31, 2000:
   The Company issued 165,000 shares of common stock for services rendered valued at $5,000.

 For the year ended December 31, 1999:
   The Company issued 49,500 warrants at $.60 per warrant which was charged to interest expense.

   The Company issued 276,951 shares to retire debt in the amount of $335,362.

The accompanying notes are an integral part of these financial statements.

                  WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization - Balanced Living, Inc. ("Parent") a Colorado corporation, was organized on July 1, 1998 to reorganize, through a stock for stock exchange, The Balanced Woman, Inc. ("BWI"). BWI was organized under the laws of the State of Colorado on January 26, 1998. BWI was engaged in the business of holding motivational seminars, and selling books and other motivational products. During June 2000, the Company sold BWI discontinuing the operations for the cancellation of all outstanding options and warrants of the Parent.

   On February 7, 2001 the Company completed a plan of reorganization and stock exchange agreement with Wizzard Software Corp. ("WSC") a Delaware corporation, wherein the Parent issued 13,404,831 shares of Common Stock for 96% interest in WSC (See Note 8). In Connection with the reorganization agreement, the Company amended it articles of incorporation to change the name of the Company to Wizzard Software Corporation, to effect a 1.65 to 1 forward stock split, and to recapitalize the Company's authorized common shares from 50,000,000 shares with a par value of $.001 to 100,000,000 shares with a par value of $.001. The effect of these amendments has been reflected in the financial statements.

   The Company has not raised significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

   Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with SFAS 128 "Earnings Per Share". Diluted loss per share is not presented because its effect is antidilutive.

   Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

   Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

   Restatement - The financial statements have been restated to reflect the effect of the 1.65 to 1 forward stock split and the recapitalization of the Company's authorized common shares from 50,000,000, $.001 par value to 100,000,000 $.001 par value which was effective February 7, 2001.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

   Recently Enacted Accounting Standards   Statement of Financial Accounting
   Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging
   Activities   deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for
   Certain Derivative Instruments and Certain Hedging Activities   and
   Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2   DISCONTINUED OPERATIONS

   During the second quarter of 2000 the Company adopted a plan to spin-off and discontinued the operations of The Balanced Woman, Inc. The Balanced Woman, Inc. is reported as a discontinued operation for the nine months ended September 30, 2000. Net sales related to The Balanced Woman, Inc. for the year ended December 31, 2000 and 1999 were $5,663 and $42,846, respectively. These amounts have been reclassified to loss from operations of The Balanced Woman, Inc. in the accompanying statement of operations.

   The following is a condensed proforma consolidated statement of operations that reflects what the presentation would have been for the years ended December 31, 2000 and 1999 without the reclassifications required by "discontinued operations" accounting principles:
                                               2000        1999
                                               ___________ ___________
          Net Sales                     $            5,663  $  42,846
          Cost of goods sold                      (12,244)    (44,482)
          Other operating expenses               (179,673)   (379,029)
          Other income (expense)                  (24,272)    (75,011)
                                               ___________ ___________
          Net loss                       $       (210,526)  $ (455,676)
                                               ___________ ___________
          Loss per share                 $           (.05)  $     (.39)
                                              ________________________

                  WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED  FINANCIAL STATEMENTS

NOTE 3   NOTES PAYABLE

  During 1999, the Company issued subordinated demand notes payable to a former officer and a shareholder, of the Company in the amount of $105,000. The notes bear interest at a rate of 10% per annum with quarterly interest payments, the notes are due on demand. Note-holders can demand payment of the unpaid principal plus accrued interest in order to purchase other equity opportunities in the Company of equal value at any time prior to the maturity date. During the year ended December 31, 2000 the Company issued an additional $150,000 in notes. Accrued interest as of June 30, 2000 was $14,511. The note and related accrued interest were included in the liabilities of the BWI that was spun off during June 2000 (See Note 2).

NOTE 4   CAPITAL STOCK

  On February 7, 2001, in connection with the close of the plan of reorganization and stock exchange agreement with WSC, the Company issued 13,404,831 shares of Common Stock for 96% interest in WSC, a shareholder of the Company contributed back to the Company 3,725,000 shares of the Company's Common stock for cancellation, the Company effected a 1.65 to 1 forward stock split, the Company recapitalized it's Authorized common shares from 50,000,000, $.001 par value to 100,000,000 $.001 par value, and had sold 531,000 shares of common stock under a confidential private placement offering for gross proceeds of $531,000 net of stock offering cost of approximately 65,000.

  Confidential Private Placement Offering - The Company is offering to sell up to 9,000,000 shares (minimum 500,000 shares) of the Company's common stock at $1.00 per share under a Confidential Private Offering of Common
  Stock.   As of December 31, 2000 the Company held $171,000 in escrow towards the minimum offering and has recorded an investor advances liability. This offering will continue until the earlier of April 1, 2001 or the sale of the maximum shares.

  Common Stock - During May 2000, The Company issued 4,125,000 shares of common stock for $25,000 and effectively changed control of the company. The Company also issued 165,000 shares of common stock for services rendered valued at $5,000.

  During November 2000, a shareholder of the Company paid $1,000 for expenses of the Company which has been accounted for as a contribution to capital.

  On July 14, 1998 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of BWI in a stock for stock exchange. Parent issued 825,000 shares of common stock in the exchange. Parent and BWI had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interests. BWI had previously been funded with $2,000.

  During January, 1998, the Company issued 165,000 shares of common stock in connection with the organization of the Company at $.006 per share. Total proceeds amounted to $1,000.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 4   CAPITAL STOCK [Continued]

  Stock Warrants - During 1998, Subsidiary issued 272,250 common stock warrants to various officers, directors and consultants in conjunction with the issuance of subordinated notes payable. In connection with the reorganization of the company, the warrants of Subsidiary were cancelled, and re-issued under the same terms by Parent during 1998. Each warrant grants the holder the right to purchase one share of the Company's common stock at a price of $.60 per share. The warrants may be exercised at any time prior to March 1, 2003. An additional 49,500 warrants were issued subsequent to December, 1998. The Company has accrued additional interest expense for warrants issued after November 1999 as the exercise price of the warrants were less than the arbitrary value of $1.21 proposed for the Company's upcoming stock offering. During 1998, $37,500 was capitalized as prepaid interest expenses and is being amortized over the life of the note. All amounts were expensed in 1999. An additional $30,000 was expensed in 1999 and will be amortized over the life of the note. During June 2000, the warrants were cancelled in connection with the spin off of the subsidiary The Balanced Woman, Inc.

  Non-Qualified Stock Options - As of December 31, 2000, the Company has issued a total of 825,000 options to various officers, directors and consultants of the Company. These options are exercisable at $.60 per share, and vest over a five-year period, based upon certain conditions specified in the option agreement. The options expire five years from the date of vesting. During June 2000, the options were cancelled in connection with the spin off of the subsidiary The Balanced Woman, Inc.

     Public Offering of Common Stock   During February 1998, the Company
     filed a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. The Company sold 165,000 "Units" at a price of $1.21 per Unit, which price was arbitrarily determined by the Company. Each Unit consists of 1.65 share of the Company's $.001 par value common stock sold at $1.21 per share, 1.65 "Class A Warrant" to purchase one share of common stock at $1.82 per share, 1.65 "Class B Warrant" to purchase one share of common stock at $3.03 per share, and 1.65 "Class C Warrant" to purchase one share of common stock at $6.06 per share. All warrants issued under the offering will expire on December 31, 2003. The warrants are callable if, after one year from the issuance date, public trading develops and trading occurs for at least 20 consecutive days. The warrants are callable at $.006 per warrant upon 30 days notice by the Company to warrant holders. The Units will be offered and sold by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. During June 2000, the warrants were cancelled in connection with the spin off of the subsidiary The Balanced Woman, Inc.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 2000 the Company has unused operating loss carryforwards of approximately $645,000 which may be applied against future taxable income and which expire in 2020.

  These unused operating loss carryforwards have been limited due to the change in control of the Company. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $220,000 as of December 31, 2000 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $30,000 during 2000.

NOTE 6   LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the periods presented:
                                                              From Inception
                                       For the Year Ended     on February 26,
                                           December 31,        1998 Through
                                  ____________________________ December 31,
                                       2000          1999          2000
                                  _____________  _____________ ______________
   Loss from continuing operations
   applicable to common
   shareholders (Numerator)       $     (34,465) $           - $      (34,465)
                                  _____________  _____________ ______________
   Loss from operations of The
      Balanced Woman, Inc.        $    (176,061) $    (455,676)$     (909,928)
                                  _____________  _____________ ______________
   Gain on disposal of The
    Balanced Woman, Inc.          $     299,067  $           - $      299,067
                                  _____________  _____________ ______________
   Weighted average number of
   common shares outstanding used
   in loss per share during the
   period (Denominator)               3,998,918      1,177,983      2,649,401
                                  _____________  _____________ ______________

  Dilutive earnings (loss) per share was not presented, as its effect is anti-dilutive. Subsequent to the year ended December 31, 2000, the Company issued 13,935,831 shares of Common stock and Cancelled 3,725,000 in connection with a plan on reorganization and stock exchange agreement.

                  WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 7   GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company, has not yet established profitable operations, has incurred significant losses since inception, and has a stockholder's deficit. The Company also has current liabilities in excess of current assets (a working capital deficiency). These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and/or through additional sales of its common stock which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8   SUBSEQUENT EVENTS

  On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of stock for 96% of WSC. The merger was accounted for as a recapitalization of the Subsidiary, wherein WSC became a 96% owned subsidiary of the Parent. In connection with the agreement 3,725,000 shares of the Company's Common stock were contributed back and cancelled. The Company also amended it's articles of incorporation to increase the authorized common shares to 100,000,000, to effect a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

  Subsequent to the year ended December 31, 2000, the Company sold the minimum 500,000 shares in the Company's confidential private placement offering As of March 13, 2001, the Company had sold 596,000 shares under the offering for aggregate gross proceeds of $596,000. This offering will continue until the earlier of April 1, 2001 or the sale of 9,000,000 shares of the company's Common stock. Costs incurred in connection with the offering will be deferred and offset against the proceeds of the offering. At December 31, 2000, $29517 of stock offering cost had been incurred.

                     WIZZARD SOFTWARE CORP.


                      FINANCIAL STATEMENTS
                              AND
                   SUPPLEMENTARY INFORMATION
                              WITH
                  INDEPENDENT AUDITOR'S REPORT

             YEARS ENDED DECEMBER 31, 2000 AND 1999

                             CONTENTS

                                                             PAGE


Independent Auditor's Report                                    1


Financial statements:
  Balance sheets                                              2-3
  Statements of income                                          4
  Statements of retained earnings                               5
  Statements of cash flows                                    6-7
Notes to financial statements                                8-14

Independent Auditor's Report on supplementary information      15

Supplementary information:
  Schedule I - summaries of cost of goods sold                 16
  Schedule II - summaries of operating expenses                17
  Schedule III - summaries of net change in
    receivables, payables, inventory, prepaid and
    accrued items                                              18

                  INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Wizzard Software Corp.
Pittsburgh, Pennsylvania  15213


     We have audited the accompanying balance sheets of Wizzard Software
Corp. as of December 31, 2000 and 1999, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wizzard Software Corp. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


/s/Murphy & Murphy
Clinton, Maryland

February 19, 2001

                      WIZZARD SOFTWARE CORP.

                          BALANCE SHEETS


                              ASSETS

                                                      December 31,
                                                    2000          1999
Current assets:
  Cash (Note 5)                                 $     54,143   $   153,665
  Inventory (Note 9)                                 121,023       136,504
  Accounts receivable                                    416             0
  Notes receivable (Note 10)                          31,310             0
  Prepaid expenses                                       285             0

   Total current assets                              207,177       290,169

Fixed assets, at cost:
  Furniture, fixtures and equipment                  181,308       141,386
  Leasehold improvements                              36,482        36,482
  Software                                            37,449        32,539

                                                     255,239       210,407
  Less accumulated depreciation and amortization     105,061        66,811

   Total fixed assets, net                           150,178       143,596

Other assets:
  Intangible assets, net of amortization
   of $2,739 and $1,535, respectively                  8,033           972
 Organization cost, net of amortization
   of $323 and $405, respectively                         11         1,420
 Deposits                                              2,000         2,973

   Total other assets                                 10,044         5,365

   Total assets                                    $ 367,399     $ 439,130

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                    BALANCE SHEETS (CONTINUED)



               LIABILITIES AND STOCKHOLDERS' EQUITY
                                                         December 31,
                                                      2000         1999
Current liabilities:
  Trade accounts payable                       $      95,137   $    35,649
  Franchise taxes payable                                  0         1,100
  Note payable (Note 11)                             750,000             0
  Accrued expenses (Note 11)                          45,747             0

   Total current liabilities                         890,884        36,749

Long-term liabilities:
   Stockholder loans (Note 2)                              0           854

   Total liabilities                                 890,884        37,603

Stockholders' equity:
  Common stock, $.001 par value; 20,000,000 and
    14,154,133 shares authorized, respectively;
    13,620,472 and 13,508,859 shares issued and
    outstanding, respectively (Note 8)                13,620        13,509
  Paid-in capital                                  2,373,837     1,918,290
  Retained deficit                                (2,910,942)   (1,530,272)

   Total stockholders' equity (deficit)             (523,485)      401,527

   Total liabilities and stockholders' equity   $    367,399  $    439,130

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                       STATEMENTS OF INCOME
                                                    Years ended December 31,
                                                    2000             1999
Sales (net of discounts of $10,842 and $17,412,
  respectively)                                 $    189,625  $    241,601

Cost of goods sold                                   (67,874)     (134,126)

Gross profit on sales                                121,751       107,475

Operating expenses                                (1,503,994)     (733,728)

Loss from operations                              (1,382,243)     (626,253)

Other income                                           1,573             0

Net loss                                        $ (1,380,670)   $ (626,253)

Loss per common share                           $       (.10)   $     (.05)

                    See accompanying notes.

                     WIZZARD SOFTWARE CORP.

                STATEMENTS OF RETAINED EARNINGS

                                                   Years ended December 31,
                                                      2000         1999
Retained deficit, January 1                     $ (1,530,272)   $  (904,019)

Net loss                                          (1,380,670)      (626,253)

Retained deficit, December 31                   $ (2,910,942)   $(1,530,272)

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                     STATEMENTS OF CASH FLOWS

                                                    Years ended December 31,
                                                     2000           1999
Cash flows from operating activities:
  Net loss                                      $ (1,380,670)   $  (626,253)
  Noncash expenses, revenues and losses
    included in net loss:
      Depreciation and amortization                   39,521         30,912
      Prior year's amortization recaptured              (149)             0
      Net (increase) decrease in receivables,
        inventory and prepaid items                  (22,331)        59,023
      Net increase in payables
        and accrued items                            104,135         17,169

Net cash used by operating activities             (1,259,494)      (519,149)

Cash flows from investing activities:
  Purchase of fixed assets                           (44,832)       (24,219)

Cash flows from financing activities:
  Decrease in stockholder loans                         (854)       (12,070)
  Proceeds from issuance of stock                    455,658        406,072
  Increase in notes payable                          750,000              0

Net cash provided by financing activities          1,204,804        394,002

Net decrease in cash                                 (99,522)      (149,366)

Cash at beginning of year                            153,665        303,031

Cash at end of year                            $      54,143    $   153,665

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

               STATEMENTS OF CASH FLOWS (CONTINUED)

       SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                  Years ended December 31,
                                                  2000             1999
Cash paid for:
  Interest                                     $           0    $         0
  Income taxes                                 $           0    $         0

                    See accompanying notes.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999


1. Significant accounting policies

        This summary of significant accounting policies of Wizzard
   Software Corp. is presented to assist the reader in understanding the Corporation's financial statements. The Corporation maintains its books and records on the accrual basis of accounting, under which revenues are recognized when earned and expenses are recognized when incurred.

   History and business activity

        Wizzard Software Corp. was incorporated on February 29, 1996 under the laws of the State of Delaware. The Corporation engages primarily in the development, sale, and service of computer software products.

   Estimates

        The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those amounts.

   Cash

        For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments with an original maturity date of three months or less to be cash.

   Inventory

        Inventory is stated at cost. Cost is determined by the specific identification method.

   Accounts receivable - trade

        The Corporation uses the direct write-off method for uncollectible accounts receivable. Accounts are written off when management deems them uncollectible. Management is of the opinion that all accounts receivable as of December 31, 2000 were fully collectible. All accounts receivable as of December 31, 1999 were fully collected.

                      WIZZARD SOFTWARE CORP.

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2000 AND 1999

1. Significant accounting policies (continued)

   Depreciation and amortization

          Depreciation of property and equipment and amortization of software is provided on the straight-line methods over the following estimated useful lives:

                                                      Estimated Life

        Furniture, fixtures and equipment                 5-10 years
        Leasehold improvements                              39 years
        Software                                          5-10 years

        Depreciation expense for the years ended December 31, 2000 and 1999 was $31,652 and $24,284, respectively. Amortization expense of software for the years ended December 31, 2000 and 1999 was $6,598 and $5,936, respectively.

        Intangibles, which consist of web page development and domain name registration, are being amortized on the straight-line method over a period of 2-5 years. Amortization expense of intangibles for the years ended December 31, 2000 and 1999 was $1,204 and $476, respectively.

        Organizational costs are being amortized on the straight-line method over a period of 5 years. Amortization expense of organization costs for the years ended December 31, 2000 and 1999 was $67 and $216, respectively.

   Fair value of financial instruments

        The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based upon discounting the projected cash flows using market rates available for similar maturities.

   Advertising and  marketing

        Advertising and marketing costs, which are principally included in operating expenses, are expensed as incurred. Advertising and marketing expenses for the years ended December 31, 2000 and 1999 were $232,438 and $63,606, respectively.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

2. Related party transactions

        A loan payable in the amount of $854 was due to Christopher J. Spencer, the President and twenty-one percent stockholder of the Corporation, at December 31, 1999. The loan was paid in full during the year ended December 31, 2000.


3. Income tax carryforwards

        For income tax reporting purposes, the Corporation has a net operating loss carryforward as of December 31, 2000 and 1999 of $2,898,687 and $1,525,117, respectively, which can be used to reduce taxable income in future years.

        Net operating losses generated prior to 1998 may be carried forward for fifteen years. Net operating losses generated after 1997 may be carried forward for twenty years. The net operating losses shown above as of December 31, 2000 and 1999 are composed of losses generated in the following years:

                                                    Amount of
      Year of origination Year of expiration       Loss remaining

        1996                            2011         $    159,849
        1997                            2012              297,383
        1998                            2018              441,632
        1999                            2019              626,253

        As of December 31, 1999                         1,525,117
        2000                            2020            1,373,570

        As of December 31, 2000                       $ 2,898,687

          The tax benefit from the net operating loss will be limited due the substantial change in ownership (Note 12).

                     WIZZARD SOFTWARE CORP.

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2000 AND 1999

4.    Future minimum rentals

        The Corporation has entered into a lease for the use of office space in Pittsburgh, Pennsylvania. The lease expires June 30, 2001. After that time, the lease becomes renewable yearly. Minimum future lease payments related to this lease are as follows:

        Year ending December 31, 2001 $  12,000

        Rent expense for the years ended December 31, 2000 and 1999 was $24,000 per year.


5. Concentration of credit risks

        The Corporation maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. Accounts at financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000 and 1999, the Corporation's uninsured cash balances totaled $0 and $54,186, respectively.


6. Accrued compensated absences

        As of December 31, 2000 and 1999, the Corporation had established no policy regarding the rate at which employees would earn vacation, sick and other similar leave. As a result, these financial statements contain no accrual for those items. It is the Corporation's intent that no amounts will be provided for these items until policies governing the items are formally established. In addition, the Corporation does not intend to ever incur an expense for any amounts "earned" prior to January 1, 2001.


7. Loss per share

        Basic and diluted earnings per share is calculated in accordance with FASB Statement No. 128, Earnings per Share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the requirements of Statement 128.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

8.    Issuance of common stock

        During the year ended December 31, 2000, the Corporation issued an additional 220,746 shares of common stock as a result of private offerings. In consideration for these shares, the Corporation received $412,600. Of that amount, $221 was recorded as common stock and $412,379 was recorded as paid-in capital. In addition to the private offerings, Wizzard Software Corp. issued 40,000 shares of common stock in exchange for services. The stated value of the services was $44,550 and is included in professional fees. The effect on common stock was to record $40 as common stock and $44,510 as paid-in capital.

        During the year ended December 31, 1999, Wizzard Software Corp. entered into a stock-for-stock exchange and subsequent merger with Abacus Software Services, Inc. in order to obtain a shareholder base in preparation for becoming a reporting company.

        However, during the year ended December 31, 2000, the Corporation entered into an agreement to rescind the merger with Abacus Software Services, Inc. This agreement represents the compromise of disputed claims between Wizzard Software Corp. and Abacus Software Services, Inc. As a result of this rescinding agreement, the Corporation made a one-time rescission payment of $3,000 to Abacus Software Services, Inc. Common stock was decreased by 149,133 shares, which was previously recorded as $149 of common stock and $1,342 of paid-in capital.

        As a result of the rescission of the merger, organization costs related to the merger were reversed and a portion of the prior year's amortization was recaptured. The recaptured amortization is included in other income.

9. Inventory

        Inventory as of December 31 consists of the following:

                                                    2000        1999

        Raw materials                          $    49,159  $   49,159
        Finished goods                              71,864      87,345

                                                $  121,023  $  136,504

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

10.     Notes receivable

        During the year ended December 31, 2000, the Corporation received three separate promissory notes from Speech Solutions, Inc. totaling $29,999 plus accrued interest at 12.5% per annum, compounded monthly. Principal and interest are payable to Wizzard on demand. As of December 31, 2000, no payments have been received from Speech Solutions, Inc., and $1,311 interest has accrued on these notes.


11.Note payable   bridge loan

        Wizzard Software Corp. entered into a financing agreement on May 2, 2000 with Salvage Holdings, Inc. Under the terms of the agreement, the Corporation can borrow up to $1,000,000. As of December 31, 2000, the Corporation has borrowed $750,000. Principal and interest are due on August 10, 2001. Interest is calculated at 12.5% per annum. The note is convertible into the Corporation's common stock, $.001 par value. As additional consideration, the Corporation issued warrants to Salvage Holdings, Inc., to purchase 65,000 shares of common stock for each $500,000 borrowed by the Corporation. As of December 31, 2000, $45,747 interest has accrued on this note payable.


12.   Subsequent event

        On February 7, 2001, Wizzard Software Corp. completed a Plan of Reorganization and Stock Exchange Agreement (the "Wizzard Agreement") with Jensen Services, Inc. and Balanced Living, Inc. The Company heretofore known as "Wizzard Software Corp." became known as "Wizzard-
   Delaware," effective     February 7, 2001.  Certain stockholders of
   Wizzard-Delaware owning not less than 80% of the outstanding common stock of Wizzard-Delaware (the "Wizzard-Delaware Stockholders") entered into the Wizzard Agreement. As a result of the Wizzard Agreement, the Wizzard Delaware stockholders exchanged their shares in Wizzard-Delaware for 13,404,831 shares of the reorganized company. The reorganized company became a 96%-owned subsidiary of Balanced Living, Inc.

                      WIZZARD SOFTWARE CORP.

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2000 AND 1999

12.Subsequent event (continued)

        As part of the Wizzard Agreement, Balanced Living, Inc. was required to amend its Articles of Incorporation to reflect this recapitalization of its common stock from 50,000,000 shares at a par value of $0.01 to 100,000,000 shares at $0.01 par value per share; to effect a 1.65 for 1 forward split of Balanced Living, Inc.'s outstanding shares of common stock; and the change its name to "Wizzard Software Corporation".

        Two conditions preceding the completion of the Wizzard Agreement were the cancellation of 3,725,000 of the 4,025,000 shares of Balanced Living, Inc.'s common stock owned by Jensen Services, Inc.; and the receipt of an acceptance of subscriptions for the purchase of a minimum of 500,000 shares of Balanced Living, Inc.'s common stock pursuant to a Confidential Private Offering Memorandum dated August 1, 2000, at a price of $1 per share. 531,000 shares of common stock were sold on this offering at the closing of the Wizzard Agreement for aggregate gross proceeds of $531,000. This offering will continue until the earlier of April 1, 2001 or the sale of 9,000,000 shares for aggregate gross proceeds of $9,000,000.

        Wizzard Software Corp. began publicly trading its common stock on February 9, 2001. Wizzard Software Corp. trades on the NASD Over the Counter Bulletin Board Market (OTCBB). The initial price offering was $6 per share.

                   SUPPLEMENTARY INFORMATION

   INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION




To the Board of Directors
Wizzard Software Corp.
Pittsburgh, Pennsylvania  15213



   Our report on our audits of the basic financial statements of Wizzard Software Corp. as of and for the years ended December 31, 2000 and 1999 appears on Page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained in Schedules I through III for the years ended December 31, 2000 and 1999 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Murphy & Murphy
Clinton, Maryland
February 19, 2001

                      WIZZARD SOFTWARE CORP.

           SCHEDULE I   SUMMARIES OF COST OF GOODS SOLD



                                                     Years ended December 31,
                                                     2000           1999
Inventory, January 1                                 $ 136,504  $  172,797

Add:
    Purchases                                           52,393      97,833

Total goods available for sale                         188,897     270,630

Less inventory - December 31                           121,023     136,504

Cost of goods sold                                  $   67,874  $  134,126

                     WIZZARD SOFTWARE CORP.

         SCHEDULE II - SUMMARIES OF OPERATING EXPENSES
                                                    Years ended December 31,
                                                      2000         1999
Advertising                                         $   20,035  $    8,794
Amortization                                             7,869       6,628
Auto expense                                               649         551
Bank charges                                             7,632       5,453
Broker fees                                              8,723       5,161

Business promotion                                         473       1,641
Cleaning services                                        2,435       2,010
Communications                                          22,425      16,339
Consulting fees                                        160,200           0
Contract labor                                           1,748       3,125

Depreciation                                            31,652      24,284
Director's fees                                         24,676       7,676
Dues and subscriptions                                     864         630
Employee benefits                                        3,610           0
Equipment rental                                        11,941      12,412

Insurance                                                9,419       5,605
Interest                                                47,244           0
Internet services                                       10,649      23,524
Licenses and fees                                        1,025         712
Marketing                                              212,403      54,812

Meals and entertainment                                 14,201       4,159
Office supplies                                         27,548      25,690
Payroll service                                          1,252       1,106
Postage and delivery                                    26,168      16,341
Printing and reproduction                               24,650       3,490

Professional fees                                      185,746      50,821
Rent                                                    24,000      24,000
Repairs                                                    103         185
Salaries   officers                                    161,992     123,992
Salaries   other                                       275,511     223,726

Taxes   payroll                                         34,484      29,827
Taxes   state franchise                                    282         200
Trade shows                                             41,785       5,118
Travel                                                  89,780      42,816
Utilities                                                3,476       2,900

Web site maintenance                                     7,344           0

                                                  $  1,503,994  $  733,728

                     WIZZARD SOFTWARE CORP.

           SCHEDULE III - SUMMARIES OF NET CHANGE IN
  RECEIVABLES, PAYABLES, INVENTORY, PREPAID AND ACCRUED ITEMS


                                                 Years ended December 31,
                                                      2000         1999

(Increase) decrease in receivables,
  inventory and prepaid items:
    Inventory                                    $    15,481   $   36,293
    Accounts receivable                                 (416)      16,690
    Notes receivable                                 (31,310)           0
    Intangible assets                                 (6,774)      (1,490)
    Prepaid expenses                                    (285)       7,530
    Deposits                                             973            0

                                                  $  (22,331)  $   59,023

Increase (decrease) in payables and
  accrued items:
    Trade accounts payable                        $   59,488   $   16,969
    Franchise taxes payable                           (1,100)         200
    Accrued expenses                                  45,747            0

                                                  $  104,135   $   17,169


     (b)  Proforma Financial Information.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

         PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]


The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Wizzard Software Corporation (Formerly Balanced Living, Inc.) ("PARENT") as of December 31, 2000 and the balance sheet of Wizzard Software Corp. ("SUBSIDIARY") as of December 31, 2000, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the year. The transaction was not completed until February 7, 2001.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the year ended December 31, 2000 and the results of operations of SUBSIDIARY for the year ended December 31, 2000 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                         DECEMBER 31, 2000

                              ASSETS

                           [Unaudited]

                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
ASSETS:
 Cash                  $ 171,000            $  54,143 [A] $ 298,178 $ 523,321
 Accounts receivable           -                  416             -       416
 Inventory                     -              121,023             -   121,023
 Notes receivable              -               31,310             -    31,310
 Prepaid expenses              -                  285             -       285
 Property and
  equipment, net               -              150,178             -   150,178
 Other assets, net        29,517               10,044 [A]   (29,517)   10,044
                       _________            _________     _________  ________
                       $ 200,517            $ 367,399     $ 265,196 $ 836,577

See Notes To Unaudited Proforma Condensed Financial Statements.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                    AND WIZZARD SOFTWARE CORP.

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                        DECEMBER 31, 2000

               LIABILITIES AND STOCKHOLDERS' EQUITY

                           [Unaudited]
                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
LIABILITIES:
 Notes payable         $       -            $ 750,000             - $ 750,000

 Accounts payable and
 Accrued liabilities      32,982              140,884  [A]  (29,517)  144,349
 Advances from investors 171,000                    -  [A] (171,000)        -
                       _________            _________     _________  ________

    Total Liabilities    203,982              890,884      (203,982)  894,349
                       _________            _________     _________  ________

STOCKHOLDERS' EQUITY:
 Non-controlling
 interest in Subsidiary        -                    - [C]         -         -
                                                      [A]       531
                                                      [B]      (215)
 Common Stock              5,722               13,620 [D]    (3,725)   15,933
                                                      [A]   468,647
                                                      [B]       215
 Par value in excess of                               [B]  (645,327)
 contributed capital     636,140            2,373,837 [D]     3,725 2,837,237
 Retained deficit       (645,327)          (2,910,942)[B]   645,327(2,910,942)
                       _________            _________     _________  ________
   Total Stockholders'
   Equity (Deficit)       (3,465)            (523,485)      469,178   (57,772)
                       _________            _________     _________  ________
                       $ 200,517            $ 367,399     $ 265,196  $836,577
                       _________            _________     _________  ________

See Notes To Unaudited Proforma Condensed Financial Statements.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           [Unaudited]
                      Wizzard Software
                         Corporation
                     (Formerly Balanced  Wizzard Software
                        Living, Inc.)         Corp.        Proforma
                      December 31, 2000  December 31, 2000 Increase  Proforma
                           [Parent]        [Subsidiary]   (Decrease) Combined
                   _____________________ ________________ __________ ________
REVENUE                 $            -   $   189,625            - $   189,625

COST OF SALE                         -        67,874            -      67,874
                   ___________________    __________    _________  __________

GROSS PROFIT                         -       121,751            -     121,751

EXPENSES:
 General and
 administrative                 34,465     1,503,994            -   1,538,459
                   ___________________    __________    _________  __________
 Total expenses                 34,465     1,503,994            -   1,538,459
                   ___________________    __________    _________  __________
(LOSS) FROM
  OPERATIONS                   (34,465)   (1,382,243)           -  (1,416,708)
                   ___________________    __________    _________  __________
OTHER INCOME                         -         1,573            -       1,573
                   ___________________    __________    _________  __________
(LOSS) BEFORE INCOME
  TAXES                        (34,465)   (1,380,670)           -  (1,415,135)

INCOME TAXES EXPENSE                 -             -            -           -
                   ___________________    __________    _________  __________

(LOSS) BEFORE
  DISCONTINUED
  OPERATIONS                   (34,465)   (1,380,670)           -  (1,415,135)

 INCOME FROM
  DISCONTINUED
  OPERATIONS                   123,006             -            -     123,006
                   ___________________    __________    _________  __________
NET (LOSS)                    $ 88,541   $(1,380,670)   $       - $(1,292,129)
                   ___________________    __________    _________  __________
BASIC NET (LOSS)
PER COMMON SHARE                                                  $      (.08)
                                                                   __________

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]


NOTE 1   WIZZARD SOFTWARE CORPORATION (Formerly Balanced Living, Inc.)

 Wizzard Software Corporation [Parent] a Colorado corporation, was organized on July 1, 1998. The Company has not raised significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company was engaged in the business of holding motivational seminars, and selling books and other motivational products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

NOTE 2   WIZZARD SOFTWARE CORP

 Wizzard Software Corp. [Subsidiary], was incorporated on February 29, 1996 under the laws of the State of Delaware. The Corporation engages primarily in the development, sale, and service of computer software products.

NOTE 3   PROFORMA ADJUSTMENTS

 On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 outstanding at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and canceled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effected a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

 As of February 7, 2001, 531,000 shares of common stock were sold in connection with the Company's confidential private placement offering for aggregate gross proceeds of $531,000. This offering will continue until the earlier of April 1, 2001 or until the sale of 9,000,000 shares of the company's Common stock.

 Proforma adjustments on the attached financial statements include the following:

     [A] To record the sell of 531,000 shares of common stock in connection with the Company's confidential private placement offering. As of February 7, 2001, aggregate gross proceeds of $531,000 had been received of which $171,000 had been recorded as advances from investors on Parent's December 31, 2000 financial statements. The remaining $360,000 was recorded as cash receipts net of paying deferred stock offering cost of $61,822. This offering will continue until the earlier of April 1, 2001 or the sale of 9,000,000 shares of the company's Common stock.

                   WIZZARD SOFTWARE CORPORATION
                 (Formerly Balanced Living, Inc.)
                 AND WIZZARD SOFTWARE CORPORATION

    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 3   PROFORMA ADJUSTMENTS [Continued]

     [B] To record the acquisition of a 96% interest in the SUBSIDIARY by PARENT through the issuance of 13,404,831 shares of post-split common stock for 13,090,000 shares of the subsidiary and eliminate the retained earned deficit of Parent prior to the date of the acquisition. The ownership interests of the former owners of Subsidiary in the combined enterprise will be greater than the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of Subsidiary, wherein Subsidiary purchased the assets of PARENT and accounted for the transaction as a "Reverse Purchase" for accounting purposes.

     [C] No amount has been reflected for the non-controlling interest in the SUBSIDIARY due to a total stockholder's deficit of $(523,485) at December 31, 2000. There were approximately 545,938 shares held by non-controlling individuals or approximately 4% of the outstanding shares of the Subsidiary.

     [D] To record the contribution and cancellation of 3,725,000 shares of PARENT'S common stock.

NOTE 4   PROFORMA (LOSS) PER SHARE

 The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition and the limited offering, as though all shares issued in the acquisition and limited offering had been outstanding from the beginning of the periods presented.


                                                    Proforma
                                                    Combined
                                                 ______________

   Weighted average shares
        considered to be outstanding                15,932,782
                                                  ______________

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

      UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 2001

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)



CONTENTS

                                                                     PAGE


        Unaudited Condensed Consolidated Balance Sheet,
              June 30, 2001                                            2


        Unaudited Condensed Consolidated Statements of
              Operations, for the three and six months ended June 30,
              2001 and 2000                                            3


        Unaudited Condensed Consolidated Statements of Cash
              Flows, for the three months ended June 30, 2001
              and 2000                                             4 - 5


        Notes to Unaudited Condensed Consolidated Financial
              Statements                                          6 - 11

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

          UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                              ASSETS

                                                                JUNE 30,
                                                                  2001
                                                              ___________
CURRENT ASSETS:
  Cash in bank                                                $     1,111
  Accounts receivable                                                 313
  Inventory                                                       122,309
  Prepaid Expenses                                                      -
                                                              ___________
        Total Current Assets                                      123,733
                                                              ___________

PROPERTY & EQUIPMENT, net                                         153,661
                                                              ___________
OTHER ASSETS:
  Prepaid expenses                                                291,952
  Intangible assets, net                                          562,771
  Deposits                                                          2,000
                                                              ___________
        Total Other Assets                                        856,723
                                                              ___________
                                                              $ 1,134,117
                                                              ___________

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                            $    42,819
  Accrued expenses                                                 63,627
                                                              ___________
        Total current liabilities                                 106,446
                                                              ___________

LONG  TERM OBLIGATIONS:
  Loans payable   related party                                     7,100
                                                              ___________
        Total liabilities                                         113,546
                                                              ___________
NON-CONTROLLING INTEREST IN SUBSIDIARY                                  -
                                                              ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                                     -
  Common stock, $.001 par value,
   100,000,000 shares authorized,
   16,885,791 and shares
   issued and outstanding, respectively                            16,886
  Capital in excess of par value                                4,316,136
  Retained Deficit                                             (3,312,451)
                                                              ___________
        Total Stockholders' Equity (Deficit)                    1,020,571
                                                              ___________
                                                              $ 1,134,117
                                                              ___________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  For the Three           For the Six
                                  Months Ended            Months Ended
                                     June 30,               June 30,
                               ____________________  ____________________
                                 2001       2000       2001       2000
                               _________  _________  _________  _________
NET SALES                       $40,354  $   82,133  $  61,146  $ 131,564

COST OF GOOD SOLD                 8,253      26,828     14,810     43,853
                              _________   _________  _________  _________
  Gross Profit                   32,101      55,305     46,336     87,711
                              _________   _________  _________  _________

EXPENSES:
  General and administrative    168,105     377,343    376,937    655,244
  Selling expenses               38,127     115,701     55,010    142,143
                              _________   _________  _________  _________
        Total Expenses          206,232     493,044    431,947    797,387
                              _________   _________  _________  _________
INCOME (LOSS) FROM OPERATIONS  (174,131)   (437,739)  (385,611)  (709,676)
                               ________   _________  _________  _________

OTHER INCOME (EXPENSE):
  Other income                        -          21      1,917         21
  Interest expense                    -     (10,401)   (17,815)   (10,401)
                              _________   _________  _________  _________
        Total Other Income
        (Expense)                     -     (10,380)   (15,898)   (10,380)
                              _________   _________  _________  _________

INCOME (LOSS) BEFORE INCOME
TAXES                          (174,131)   (448,119)  (401,509)  (720,056)

CURRENT TAX EXPENSE                   -           -          -          -

DEFERRED TAX EXPENSE                  -           -          -          -
                              _________   _________  _________  _________

NET (LOSS)                    $(174,131)  $(448,119) $(401,509) $(720,056)
                              _________   _________  _________  _________

(LOSS) PER COMMON SHARE       $    (.01)  $    (.03) $    (.03) $    (.05)
                              _________   _________  _________  _________

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                          For the Six
                                                          Months Ended
                                                            JUNE 30,
                                                     ______________________
                                                       2001          2000
                                                     __________ ___________
Cash Flows from Operating Activities:
  Net loss                                          $  (401,509) $ (720,056)
  Adjustments to reconcile net loss to net cash
  used by operating activities:
    Depreciation and amortization expense                30,909      18,786
    Change in assets and liabilities:
      (Increase) in accounts receivable                  31,986      (2,427)
      Decrease in Inventory                              (1,286)      3,767
      Increase (decrease) in accounts payable
        and accrued expense                             (67,419)    (22,101)
                                                     __________  __________
        Net Cash Provided (Used) by Operating
        Activities                                     (407,319)   (722,031)
                                                     __________  __________
Cash Flows from Investing Activities:
  Purchase of property & equipment                      (22,896)    (25,749)
  Increase in notes receivable                          (34,917)          -
                                                     __________  __________
        Net Cash (Used) by Investing Activities         (57,813)    (25,749)
                                                     __________  __________
Cash Flows from Financing Activities:
  Issuance of common stock                              489,000     428,759
  Payments on long-term obligation                     (255,000)          -
  Proceeds from long-term obligation                          -     500,000
  Proceeds from note payable - related party              7,100           -
  Payments on note payable - related party                    -        (854)
                                                      _________  __________
        Net Cash Provided by Financing Activities       241,100     927,905
                                                      _________  __________
Net Increase (Decrease) in Cash                        (224,032)    180,125

Cash at Beginning of Period                             225,143     153,665
                                                     __________  __________
Cash at End of Period                                $    1,111  $  333,790
                                                     __________  __________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                         $        -  $        -
    Income taxes                                     $        -  $        -

(Continued)
           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Continued)

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the three months ended June 30, 2001:

     The Company agreed to release Speech Solutions, Inc. of a $66,227 note and related accrued interest for rights and benefits of a Merchant Operating Understanding in regards to developing and distributing speech tools to be transferred to the Company.

     The Company issued 495,000 shares of stock in payment of notes payable of $495,000.

     The Company issued 500,000 shares of stock valued at $500,000 for all the issued and outstanding shares of Speech Systems, Inc.

     The Company issued 531,000 share of common stock for cash of $360,000 and investor advances of $171,000, net of deferred stock offering cost of $66,527.

  For the three months ended June 30, 2000:
     None

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization- Wizzard Software Corporation (Formerly Balance Living, Inc.) [Parent] a Colorado corporation, was organized on July 1, 1998. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Wizzard Software Corp. [Subsidiary], was incorporated on February 29, 1996 under the laws of the State of Delaware. The Corporation engages primarily in the development, sale, and service of computer software products.

  On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, wherein, Parents acquired 96% of the common stock
  of the subsidiary.   The merger was accounted for as a recapitalization of
  the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent.

  On May 22, 2001 the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transactions accounted for as a purchase.

  Consolidation - The financial statements presented reflect the accounts of Wizzard Software Corporation, Wizzard Software Corp. and Speech Systems, Inc. as of June 30, 2001 and for the three and six months ended June 30, 2001. All significant inter-company transactions between the parent and subsidiary have been eliminated in consolidation.

  Unaudited Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2001 and for all the periods presented have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2000 audited financial statements. The results of operations for the periods ended June 30, 2001 and 2000 are not necessarily indicative of the operating results for the full year.

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Inventory - Inventory consists of software and related products and is carried at the lower of cost or market.

  Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of five years to thirty nine years.

  Revenue Recognition - The Company sells software products. Revenue is recognized, net of discount and allowances, at the time of product shipment.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Intangible assets - Intangible assets consist of the rights, interest, title patents, trademarks and trade secrets of the speech recognition software ActiveXvoice Tools, purchased in the acquisition of Speech Systems, Inc., purchased rights to a Merchant Operating Understanding for the distribution of the Company products and domain name registration and are being amortized over two to five years on a straight-line basis. Amortization expense of $11,488 and $1,446 was recorded for the periods ended June 30, 2001 and 2000.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive (see Note 10).

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Advertising Costs - Advertising and marketing costs are expensed as incurred and amounted to $58,423 and $10,051 for the period ending June 30, 2001 and 2000. During June 2001, the Company entered into a year advertising agreement through the issuance of 350,000 shares of common
  stock for $350,000 in advertising services.   As of June 30, 2001 the
  Company has recorded $291,952 as a prepaid expense.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 - ACQUISITION

  On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 outstanding common shares at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and cancelled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effect a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

  As of May 22, 2001, the Company purchased all of the issued and outstanding shares of Speech Systems, Inc., with all of the rights, interest, title patents, trademarks and trade secrets of the speech recognition software ActiveXvoice Tools, through the issuance of 500,000 shares of the Company's common stock valued at $500,000. As a result of the acquisition the Company recorded $500,000 in intangible assets being amortized over five years.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORY

  Inventory consisted of the following at June 30, 2001.
                                                          June 30,
                                                           2001
                                                       ____________

       Raw Materials                                   $     49,159
       Finished Goods                                        73,150
                                                       ____________
                                                       $    122,309
                                                       ____________

NOTE 4 - PROPERTY & EQUIPMENT

  The following is a summary of property and equipment:
                                                          June 30,
                                                            2001
                                                       ____________

       Furniture, fixtures and equipment               $    200,906
       Leasehold improvements                                36,482
       Software                                              40,743
                                                       ____________
                                                            278,131
       Accumulated Deprecation                             (124,470)
                                                       ____________
           Property & Equipment, net                   $    153,661
                                                       ____________

  Depreciation expense for the three months ended June 30, 2001 and 2000 was $16,881 and $15,417, respectively.

NOTE 5 - NOTE RECEIVABLE

  During the three months ended March 31, 2001 and December 31, 2000 the Company signed four separate unsecured notes with Speech Solutions, Inc. totaling $61,227, including accrued interest of $3,228. Interest is 12.5% per annum compounded monthly. Principle and interest are payable to the Company on demand. During the three months ended June 31, 2001, the Company agreed to release Speech Solutions, Inc. of the note and related accrued interest for rights and benefits of a Merchant Operating Understanding in regards to developing and distributing speech tools to be transferred to the Company. The Memorandum of Understanding was recorded as a intangible asset and will be amortized over its estimated useful life of five years.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE

  Note Payable - On May 8, 2001 the Company issued 495,000 shares of Common stock upon the conversion of the $495,000 remaining principal balance on a financing agreement with Salvage Holdings, Inc. Principal and interest are due on August 10, 2001. Interest is calculated at 12.5% per annum. As additional consideration, the Company issued warrants to purchase 65,000 shares of the Company's common stock at $1.25 per share expiring August 10, 2005. As of June 30, 2001, the Company has accrued $63,652 in interest on this note payable.

  Related Party Note Payable - During the three months ended June 30, 2001, a shareholder loaned the Company $7,100. The demand note is unsecured and accrues interest at 5% per annum.


NOTE 7 - CAPITAL STOCK

  Common stock - On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, through the issuance 13,404,831 shares of Parents common stock for 96% of Subsidiary or 13,049,000 of 13,620,472 shares outstanding at December 31, 2000. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. In connection with the agreement, 3,725,000 shares of the parent's common stock were contributed back and cancelled. The Company also amended it's articles of incorporation to increase the authorized number of common shares to 100,000,000, to effect a 1.65 to 1 forward stock split and to change the name of the Company to Wizzard Software Corporation.

  The Company offered to sell up to 9,000,000 shares of the Company's common stock at $1.00 per share under a confidential private offering of Common Stock. As of June, 30, 2001, 671,500 shares were sold and issued under this offering. As of June 30, 2001, the Company has offset $66,527 in costs against the offering.

  As of May 22, 2001, the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. through the issuance of 500,000 shares of the Company's common stock valued at $500,000.

  On May 8, 2001 the Company issued 495,000 shares of Common stock upon the conversion of the $495,000 remaining principal balance on a financing agreement with Salvage Holdings, Inc.

  During June 2001, the Company entered into a year advertising agreement through the issuance of 350,000 shares of common stock valued at $350,000 for promotion of the Company advertising services.

  During May 2001, the Company received back and cancelled 532,500 shares of the Company common stock.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK (Continued)

  Warrants - During April 2001, the Company issued 100,000 warrants to purchase the Company's common stock at $2.00 per share for a period of 5 years. As of June 30, 2001, the Company had issued 65,000 warrants in connection with obtaining debt financing (See Note 6). The warrants are exercisable at $1.25 per share and expire on August 10, 2005. As of June 30, 2001, none of these warrants had been exercised.

  The Company had issued an additional 1,008,076 warrants to purchase common shares of the Company at prices ranging from $1.00 to $1.50 per share, expiring August 6, 2002 through January 1, 2004, for services rendered in connection with the Company's private placement offering. As of June 30, 2001, none of these warrants had been exercised.

NOTE 8 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2001 operating loss carryforwards of approximately $3,300,000 which may be applied against future taxable income and which expires in various years through 2020.

  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $1,120,000 as of June 30, 2001, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the period ended June 30, 2001 is approximately $148,000.

NOTE 9 - OPERATING LEASES

  The Company leases office space under an operating lease agreement. The lease calls monthly payments of $2,000 and expires on June 31, 2001. The Company's future minimum rental under this operating lease amounts to $0 at June 30, 2001. Rent expense for the six months ended June 30, 2001 was $12,000.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
                 (Formerly Balanced Living, Inc.)

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10   LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:
                                         For the Three       For the Six
                                        Months Ended         Months Ended
                                          June 30,             June 30,
                                   __________________________________________
                                      2001     2000       2001      2000
                                   ____________________ _____________________
  Earnings (loss) from continuing
  operations available to common
  shareholders (numerator)         $(174,131) $(448,119) $(401,509)$(720,056)
                                   _________  _________  _________ _________
  Weighted average number of common
  shares outstanding during the
  period used in loss per share
  (denominator)                   16,239,517 15,401,782 15,681,853 15,401,782
                                  __________ __________ __________ __________

  At June 30, 2001, the Company had 1,173,076 warrants outstanding to purchase common stock of the Company at $1.00 to $2.00 per share (See Note
  7), which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 11 - GOING CONCERN

  The accompanying condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses in recent years and has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------

     On or about May 7, 2001, our Board of Directors engaged Murphy & Murphy, Certified Public Accountant, of Clinton, Maryland, to audit our financial statements.

     The only reason for the change of accountants was the completion of the Wizzard Delaware reorganization because Murphy & Murphy were the independent certified accountants for Wizzard Delaware prior to the completion of this reorganization.

     The engagement of Murphy & Murphy was not accepted by Murphy & Murphy because that firm has determined that it does not desire to engage in auditing services for publicly held companies; accordingly, Pritchett, Siler & Hardy, Certified Public Accountants, of Salt Lake City, Utah, who audited the financial statements of the Company for the years ended December 31, 2000 and 1999, have been reinstated as the Company's auditors.

          The Company may continue its search for auditors whose business location is more closely proximate to the principal executive offices and the location where its principle business operations are conducted in Pittsburgh, Pennsylvania.

                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

                    DEALER PROSPECTUS DELIVERY OBLIGATION
                    -------------------------------------

     Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

          Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

      Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

      Article VIII of the Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over the Company.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this Registration Statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$ 2,645.40
  Legal fees and expenses....................................$50,000.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Blue Sky Filings...........................................$ 4,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00

       Total.................................................$62,145.00


  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     We have sold the following restricted securities during the past three calendar years:

Common Stock.
-------------


Name                   Number of Shares        Date          Consideration
                                                               Per Share
----                   ----------------        ----          -------------
Balanced Woman             825,000             7/98          Share Exchange
Stockholders

Five or less               276,951             4/99              $1.21
creditors

Five or less               165,000             9/99              $1.21
creditors

Jenson Services          2,500,000             5/00              $0.006

Wizzard Stockholders    13,404,831             2/01          Share Exchange

Private Offering           671,500          2/01-5/30            $1.00

Noble House of             250,000             4/01             Services(1)
Boston, Inc.

Speech Systems,            500,000             5/01            Acquisition
Inc. Stockholders

Savage Holdings, Inc.      495,000             5/01            Conversion(2)


JKD Cayman Island Trust     20,000            10/01             Services(3)

Brian Cubarney              2,000             10/01             Services(4)

Glenn Michael Financial    100,000            10/01             Services(5)

Corporate Image Bureau      35,000            10/01             Services(6)

Sierra Advisors, Inc.       15,000            10/01             Services(7)

Leonard W. Burningham, Esq.100,000            10/01             Services(8)

          (1)  Promotion and advertising services valued at $350,000.

          (2)  Conversion of the balance of a $495,000 note.

          (3) Various consulting services of a value of $15,000 based upon 50% of the average bid price of our common stock on the date of issuance.

          (4) Printing and other related costs valued at $1,500 based upon 50% of the average bid price of our common stock on the date of issuance.

          (5) Various consulting services related to financing, mergers and acquisitions, capitalization, capital structure and strategic developments valued at $75,000 based upon 50% of the average bid price of our common stock on the date of issuance.

          (6) Various investor relations services valued at $26,250 based upon 50% of the average bid price of our common stock on the date of issuance.

          (7) Issued based upon a Settlement Agreement that resolved a claim for 20,000 shares and $7,000 in costs claimed to be due for assistance in the Rule 504 offering conducted by our 96%-owned subsidiary in 1999 and early 2000 and valued at $11,250 based upon 50% of the average bid price of our common stock on the date of issuance.

          (8) Legal services rendered and to be rendered during fiscal 2001 at 50% of the last five day average bid prices of our common stock at the end of each monthly billing cycle.

Series 2001-A Eight Percent (8%) Convertible Notes.
---------------------------------------------------

Maricopa Equity
Management Corp.           500,000            9/01             $250,000


Warrants.
---------

                               Warrant Table
                               -------------
                                                              Per Share
                    Date of                      Number of    Exercise
Holders              Grant        Term            Shares        Price
-------              -----        ----            ------        -----

Savage Holdings,     8/10/2000    5 years         65,000        $1.25
Inc. (1)

DMG, Inc. (2)        1/1/2001     3 years         258,449       $1.50

Mark L. Marwence     1/1/2001     3 years         149,627       $1.50
(3)

Jenson Services,     2/6/2001     18 months       270,000       $1.00
Inc. (4)

Leonard W.           2/6/2001     18 months        30,000       $1.00
Burningham, Esq.
(5)

Jenson Services,     2/6/2001     12-18 months    270,000       $1.00
Inc. (4)

Leonard W.           2/6/2001     12-18 months     30,000       $1.00
Burningham, Esq.
(5)

Noble House of       4/17/2001    5/30/2006       100,000       $2.00
Boston, Inc. (6)

Marc Lord (7)        10/18/2001   3 years          20,000       $0.25

Barry Alexander      10/18/2001   3 years          75,000       $1.00
(8)

Glenn Michael        10/18/2001   18 months        500,000      $2.00
Financial (9)

David Goldstein      10/18/2001   3 years           20,000      $0.25
(10)

          (1) Issued as partial consideration of a $750,000 bridge loan made to our 96%-owned subsidiary that was convertible into warrants of any successor entity of our subsidiary in a reorganization or merger.

          (2) Issued for services that were to have provided various advisory persons that would have been beneficial to our present and intended operations. Nominal value was ascribed to these warrants as the average bid price of our common stock on the date of issuance was approximately the same as the exercise price of these warrants.

          (3) Was associated with DMG, Inc. Issued for services that were to have provided various advisory persons that would have been beneficial to our present and intended operations. Nominal value was ascribed to these warrants as the average bid price of our common stock on the date of issuance was approximately the same as the exercise price of these warrants.

          (4) Jenson Services had agreed to cancel 3,725,000 of our shares that it owned in consideration of the Wizzard Delaware reorganization, assuming that a minimum of $3,000,000 was raised at an offering price of $3.00 per share as a condition to the closing of this reorganization. When the minimum offering was reduced to $500,000 at an offering price of $1.00 per share to close this reorganization, Jenson Services negotiated these warrants and the warrants that it conveyed to Leonard W. Burningham, Esq. that are outlined in the following note as additional consideration for the cancellation of its shares.

          (5) Jenson Services conveyed these warrants to Mr. Burningham for nominal consideration. Mr. Burningham had acted as counsel for us and Jenson Services in connection with the Wizzard Delaware reorganization.

          (6) Promotion and advertising services valued at $350,000, as outlined in note (1) above under recent sales of common stock.
               These warrants were issued as part of that compensation.

          (7) Issued as consideration of serving on our Advisory Board of Directors and valued at 50% of the average bid price of our common stock on the date of grant, less the exercise price, or $10,000.

          (8) Issued for miscellaneous services rendered and valued at $18,750 based upon the difference between the exercise price and 50% of the average bid price of our common stock on the date of grant.

          (9) Issued for Various consulting services valued at $75,000, as outlined in note (5) above under recent sales of common stock.
               These warrants were issued as part of that compensation.
               Nominal value was ascribed to these warrants as the average bid price of our common stock on the date of issuance was approximately 25% less than the exercise price of these warrants.

         (10) Various services related to working partnerships and relationships with others. Valued at $10,000, based upon the average bid price of our common stock being that amount in excess of the exercise price on the date of the grant.



     We issued all of these securities to persons who were either "accredited investors," or "sophisticated investors" who, by reason of relationship to us, education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our company; and each had prior access to all material information about us. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

Item 27.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------
 4.1  Warrant of Savage Holdings, Inc.*

 4.2  Warrant of DMG, Inc.*

 4.3  Warrant of Mark L. Mawrence*

 4.4  Warrant of Jenson Services, Inc.*

 4.5  Warrant of Leonard W. Burningham, Esq.*

 4.6  Warrant of Leonard W. Burningham, Esq.*

 4.7  Warrant of Jenson Services, Inc.*

 4.8  Warrant of Noble House of Boston, Inc.*

 4.9  Warrant Agreement of Jenson Services, Inc. and Leonard W. Burningham,
      Esq.*

 4.10 Registration Rights Agreement*

 4.11 Warrant of Marc Lord*

 4.12 Warrant of Barry Alexander*

 4.13 Warrant of Glenn Michael Financial*

 4.14 Warrant of David Goldstein*

 4.15 Warrant Agreement for all Warrants Issued October 18, 2001*

 4.16 Lock-Up/Leak-Out Agreement for Marc Lord*

 4.17 Lock-Up/Leak-Out Agreement for Barry Alexander*

 4.18 Lock-Up/Leak-Out Agreement for Glenn Michael Financial, Inc.*

 4.19 Lock-Up/Leak-Out Agreement for David Goldstein*

 5    Opinion of Branden T. Burningham, Esq.*
      regarding legality

 10.1 Engagement Letter of Leonard W. Burningham, Esq. regarding the registration statement*

 10.2 Engagement Letter of Leonard W. Burningham, Esq. regarding miscellaneous matters*

 23.1 Consent of Branden T. Burningham, Esq.*

 23.2 Consent of Pritchett, Siler & Hardy, C.P.A.*

 23.3 Consent of Murphy & Murphy, C.P.A.*

          * Incorporated by reference from the initial registration statement filed on October 26, 2001.

 99.1 SB-2 Registration Statement filed with the Securities and Exchange
Commission on December 22, 1998**

       3.1   Articles of Incorporation**

       3.2   By-Laws**

 99.2 8-K Current Report dated June 5, 2000**

       2 Agreement and Plan of Exchange or Reorganization between the Registrant and the Balanced Woman, Inc.**
                Exhibit A- Registrant Warrant and Option Holders
                Exhibit B- Registrant Financial Statements for the
                        years ended December 31, 1999 and 1998 and the period ended March 31, 2000
                Exhibit C- Exceptions to Registrant's Financial
                        statements
                Exhibit D- Investment Letter
                Exhibit E- Registrant's Compliance Certificate

       3 Certificate of Amendment to Articles of Incorporation regarding stockholder action without a Meeting**

       10.1 Jenson Services, Inc. Purchase Proposal**

       10.2 Letter of Intent regarding Wizzard Software Corporation, a
            Delaware corporation**

       99   Unanimous Consent of the Sole Director and the Majority
            Stockholders of Registrant regarding disposition of the Balanced Woman**

 99.3 8-K Current Report dated February 7, 2001**

       2    Plan of Reorganization and Stock Exchange Agreement**
             Schedules of Balanced Living, Inc.
             Schedules of Wizzard

       3 Certificate of Amendment to the Articles of Incorporation dated February 7, 2001, changing the name to "Wizzard
            Software Corporation" and effecting a forward split of 1.65 for 1**

       10.1 Amended and Restated Convertible Promissory Note**

       10.2 Lock-up/Leak-out Agreement**

       99   News Release dated February 7, 2001**

 99.4 8-K Current Report dated April 1, 2001, regarding the change in accountants and the Advertising and Promotional Services Agreement with Noble House of Boston, Inc.**

       10.1 Advertising and Promotional Services Agreement**

            16.1 Letter Regarding change in certifying accountants**

       16.2 Letter Regarding change in certifying accountants**

99.5 8-K Current Report dated September 14, 2001**

       10 Securities Purchase Agreement
            Schedule 3(c)
            Schedule 3(g)
            Schedule 3(h)
            Schedule 3(i)
            Schedule 3(j)
            Exhibit A-Series 2001-A Eight Percent (8%)
            Convertible Promissory Note due August 31, 2001
            Exhibit B-Registration Rights Agreement
            Exhibit C-Escrow Agreement
            Exhibit D-Opinion of Counsel for Wizzard

          **  Incorporated by reference from previous filings.

Item 28.  Undertakings
          ------------

     We hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on October 30, 2001.


                                             Wizzard Software Corporation


Date: 10/30/01                               /s/ Christopher J. Spencer
      --------                               --------------------------
                                             CEO, President and
                                             Director


     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                             Wizzard Software Corporation


Date: 10/30/01                               /s/ Christopher J. Spencer
      --------                               --------------------------
                                             CEO, President and
                                             Director


Date: 10/30/01                               /s/ Armen Geronian
      --------                               --------------------------
                                             Assistant Secretary
                                             and Director

Date: 10/30/01                               /s/ Gordon Berry
      --------                               --------------------------
                                             Director


Date: 10/30/01                               /s/Alan Costilo
     ---------                               --------------------------
                                             Director